                                                                     EXHIBIT 1.2

     AMENDED AND RESTATED ASSET PURCHASE AGREEMENT, dated as of February 3, 1997, among NOVARTIS INC., a company organized under the laws of Switzerland (the "Seller"), as successor by merger to Sandoz Ltd., a company organized under
      ------
the laws of Switzerland ("Sandoz"), CENTRAL GARDEN & PET COMPANY, a Delaware
                          ------
corporation (the "Parent"), and CENTIC ACQUISITION CORP., a California
                  ------
corporation (the "Purchaser").
                  ---------


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Sandoz, through various subsidiaries (the "Subsidiaries"),
                                                         ------------
including, without limitation, Sandoz Agro, Inc., a New York corporation ("Sandoz Agro"), has been engaged in, among other things, the business (the
  -----------
"Current Business") of manufacturing, packaging, marketing and distributing
 ----------------
methoprene- and non-methoprene-based flea and tick protection products for the consumer, veterinary and professional pest management markets as well as certain other products manufactured at the Dallas Facility (as defined below), as more fully described in Exhibit 1 (the "Additional Products") (all such products of
                                   -------------------
the Business currently existing or in development, including systemic products based on methoprene and the Additional Products, being the "Products");
                                                            --------

     WHEREAS, the parties hereto are parties to an Asset Purchase Agreement, dated as of October 11, 1996 (the "Original Agreement"), pursuant to which
                                   ------------------
Sandoz agreed to sell to the Purchaser, and the Purchaser agreed to purchase from Sandoz, the portions of the Current Business comprising Sandoz's flea and tick protection business in the United States and Canada (the "Flea and Tick
                                                               -------------
Business"), including, without limitation, all right, title and interest of
--------
Sandoz and the Subsidiaries in and to certain properties and assets of the Flea and Tick Business, and in connection therewith the Purchaser agreed to assume the liabilities of Sandoz and the Subsidiaries relating thereto, all upon the terms and subject to the conditions set forth therein;

     WHEREAS, as a result of the merger of Sandoz and Ciba-Geigy Limited into the Seller (the "Novartis Merger"), the Seller, through the Subsidiaries,
                 ---------------
currently conducts the Current Business;

     WHEREAS, in connection with the Novartis Merger, the Seller and Sandoz entered into an Agreement Containing Consent Order, dated as of November 26, 1996 (the "FTC Agreement"), among the Bureau of Competition of the United States
           -------------
Federal Trade Commission (the "FTC"), Ciba-Geigy Limited, Ciba-Geigy
                               ---
Corporation, Chiron Corporation, Sandoz, Sandoz Corporation and the Seller, which requires the Seller to sell, in addition to the Flea and Tick Business to be sold pursuant to the Original Agreement, the portions of the Current Business comprising the business of manufacturing, packaging, marketing and distributing the Additional Products in the United States and Canada (together with the Flea and Tick Business, the "Business," it being
                                                       --------
understood that the Business shall expressly exclude any business conducted by Ciba-Geigy Limited prior to the Novartis Merger and any properties and assets related thereto);

     WHEREAS, the parties hereto desire to amend and restate the Original Agreement solely to conform to the FTC Agreement;

     WHEREAS, upon the terms and subject to the conditions set forth herein, and in conformity with the FTC Agreement, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the portions of the Current Business comprising the Business, including, without limitation, all right, title and interest of the Seller and the Subsidiaries in and to certain properties and assets of the Business, and in connection therewith the Purchaser is willing to assume the liabilities of the Seller and the Subsidiaries relating thereto;

     WHEREAS, in connection with the purchase and sale of the Business, the Seller has agreed to supply to the Purchaser its commercial requirements of methoprene for a period of up to six years after the Closing Date (as defined below) and to make available to the Purchaser the technology required for the Purchaser to commence independent production of methoprene; and

     WHEREAS, the Purchaser has agreed to manufacture certain products for the Seller after the Closing Date if the Seller so requests;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Seller, the Parent and the Purchaser hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the
                    ---------------------
following terms shall have the following meanings:

     "Accounting Policies" means the accounting policies of Sandoz and the
      -------------------
Subsidiaries for the Business, as described in Section 1.01(a) of the Disclosure Schedule.

     "Affiliate" means, with respect to any specified Person, any other Person
      ---------
that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "Agreement" means this Amended and Restated Asset Purchase Agreement, dated
      ---------
as of February 3, 1997, among the Seller, the Parent and the Purchaser.

     "Ancillary Agreements" means (a) the Assumption Agreement, (b) the Bill of
      --------------------
Sale, (c) the Toll Manufacturing Agreement, (d) the Deed, (e) the Methoprene Supply Agreement and (f) the Technology License and Support Agreement.

     "Assumption Agreement" means the Assumption Agreement to be executed by the
      --------------------
Purchaser and the Seller on the Closing Date substantially in the form of
Exhibit 1.01(a).

     "Bill of Sale" means the Bill of Sale and Assignment to be executed by the
      ------------
Seller and the Subsidiaries on the Closing Date substantially in the form of
Exhibit 1.01(b).

     "Business Day" means any day that is not a Saturday, a Sunday or other day
      ------------
on which banks are required or authorized by law or executive order to be closed in The City of New York.

     "Code" means the Internal Revenue Code of 1986, as amended through the date
      ----
hereof.

     "Dallas Facility" means Sandoz Agro's facility in Dallas, Texas; legally
      ---------------
described as Lot 1, City Block 6570 of Zoecon Addition, an addition to the City of Dallas, Dallas County, Texas, according to the plat thereof recorded in Volume 90088, Page 1598 Map Records, Dallas County, Texas.

     "Deed" means the quitclaim deed to be executed by Sandoz Agro on the
      ----
Closing Date to convey to the Purchaser the Owned Real Property.

     "Designated Amount" means $50,000.
      -----------------

     "Disclosure Schedule" means the Disclosure Schedule, dated as of the date
      -------------------
hereof, delivered to the Purchaser by the Seller.

     "Environmental Claims" means any and all actions, demand letters, liens,
      --------------------
written notices of non-compliance or violation, consent orders or consent agreements arising out of any violation or alleged violation of any Environmental Law, including (a) any and all such claims by governmental authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and

(b) any and all such claims by third parties seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Material or arising from alleged injury or threat of injury to health, safety or property pursuant to any applicable Environmental Law.

     "Environmental Laws" means all laws, regulations, ordinances, codes,
      ------------------
governmental orders and consent decrees, and any judicial interpretations thereof, relating to pollution or protection of the environment, natural resources and public health and safety, that are currently in existence or enacted or promulgated within two years of the Closing Date.

     "EPA" means the United States Environmental Protection Agency.
      ---

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "FDA" means the United States Food and Drug Administration.
      ---

     "Hazardous Material" means any hazardous or toxic substances, materials and
      ------------------
wastes listed in the United States Department of Transportation Hazardous Materials Table or by the Environmental Protection Agency as a hazardous substance and amendments thereto, or such substances, materials and wastes which are regulated under any Environmental Law, including, without limitation, any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" or "hazardous material" under applicable state laws and regulations, (v) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, (vi) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, or (vii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act.

     "IRS" means the United States Internal Revenue Service.
      ---

     "Owned Real Property" means the real property located at 12200 Denton
      -------------------
Drive, Dallas, Texas, to the extent owned by Sandoz Agro, together with all buildings, fixtures and improvements thereon.

     "Permitted Encumbrances" means (a) liens for Taxes and assessments not yet
      ----------------------
payable, (b) liens for Taxes, assessments and charges and other claims, the validity of which are being contested in good faith, (c) imperfections of title, liens, security interests and other encumbrances the existence of which, individually and in the aggregate, do not have a material adverse effect on the Assets or the Business, (d) inchoate mechanics' and materialmen's liens for construction in progress and (e) workmen's, repairmen's, warehousemen's and carriers' liens arising in the ordinary course of the Business.

     "Person" means any individual, partnership, firm, corporation, limited
      ------
liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     "Tax" or "Taxes" means any and all taxes of any kind whatsoever (together
      ---      -----
with any interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or taxing authority.

     SECTION 1.02.  Other Defined Terms.  The following terms shall have the
                    -------------------
meanings defined for such terms in the Sections set forth below:


     Term:                                  Section:
     ----                                   -------
     ABO Amount                             6.02(b)
     Additional Products                    Recitals
     Assets                                 2.01(a)
     Assumed Liabilities                    2.02(a)
     Business                               Recitals
     Closing                                2.04
     Closing Date                           2.04
     Confidentiality Agreement              5.05(a)
     Continuation Period                    6.01(a)
     Current Business                       Recitals
     Employee Plans                         3.13(a)
     Environmental Loss                     9.03(a)
     Excluded Assets                        2.01(b)
     Excluded Liabilities                   2.02(b)
     FASB 87                                6.02(b)
     Financial Statements                   3.04
     Flea and Tick Business                 Recitals
     FTC                                    Recitals
     FTC Agreement                          Recitals
     Hoechst Agreement                      5.06(a)
     Intellectual Property                  3.09
     Losses                                 9.02(a)
     Material Contracts                     3.16(a)
     Methoprene Supply Agreement            5.10(b)
     New Defined Benefit Plan               6.02(a)


     New Methoprene Agreement               5.06(a)
     Novartis Merger                        Recitals
     Original Agreement                     Recitals
     Parent                                 Preamble
     PBO Amount                             6.02(b)
     Pension Plan                           6.02(a)
     Plan Assets                            Exhibit 2.01(a)
     Plan Assets Amount                     6.02(b)
     Products                               Recitals
     Purchase Price                         2.03
     Purchaser                              Preamble
     Purchaser Indemnified Party            9.03(a)
     Reference Statement of Net Assets      3.04
     Returns                                7.01
     Sandoz                                 Preamble
     Sandoz Agro                            Recitals
     Savings Plan                           6.03
     Seller                                 Preamble
     Seller Indemnified Party               9.02(a)
     Subsidiaries                           Recitals
     Technology License and
     Support Agreement                      5.10(c)
     Toll Manufacturing Agreement           5.10(a)
     Transferred Employees                  6.01(a)

                                   ARTICLE II

                               PURCHASE AND SALE


          SECTION 2.01.  Assets to Be Sold.  (a)  On the terms and subject to
                         -----------------
the conditions of this Agreement, the Seller shall, and shall cause the Subsidiaries to, on the Closing Date, sell, assign, transfer, convey and deliver to the Purchaser, or cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, and the Purchaser shall purchase from the Seller and the Subsidiaries, on the Closing Date, all of the Seller's and the Subsidiaries' right, title and interest in and to the assets, goodwill and business constituting the Business listed on Exhibit 2.01(a), other than the Excluded Assets (all such assets, other than the Excluded Assets, being the "Assets").
                                                                    ------

          (b) The assets listed on Exhibit 2.01(b) (the "Excluded Assets") are
                                                         ---------------
specifically excepted from the Assets to be transferred to the Purchaser pursuant to Section 2.01(a).

          SECTION 2.02.  Assumption of Liabilities.  (a)  On the terms and
                         -------------------------
subject to the conditions set forth in this Agreement, the Purchaser shall, by executing and delivering, on the Closing Date, the Assumption Agreement, assume, and agree to pay, perform and discharge when due, all of the following debts, liabilities and obligations of the Seller and its Affiliates (whether fixed or contingent, matured or unmatured, arising by law or by contract or otherwise, on or prior to the Closing Date or thereafter), relating to or arising from the operation of the Business or the Assets, other than the Excluded Liabilities (the "Assumed Liabilities"):
      -------------------

          (i) all debts, liabilities and obligations reflected on the Reference Statement of Net Assets;

          (ii) all debts, liabilities and obligations arising after the date of the Reference Statement of Net Assets in the ordinary course of the Business;

          (iii) all debts, liabilities and obligations arising after the Closing under all contracts, leases, licenses, permits, purchase or customer orders, commitments and other binding arrangements of the Seller and the Subsidiaries which are assigned to the Purchaser pursuant to this Agreement;

          (iv) all debts, liabilities and obligations arising out of the ownership, possession or use of the Assets or the operation of the Business after the Closing Date; and

          (v) all debts, liabilities and obligations to employees of the Seller and the Subsidiaries assumed by the Purchaser pursuant to Article VI.

          (b)  "Excluded Liabilities" means:
                --------------------

          (i) all Taxes resulting from the operation of the Business prior to the Closing Date;

          (ii) all debts, liabilities and obligations to employees and former employees of the Seller and the Subsidiaries not assumed by the Purchaser pursuant to Article VI;

          (iii) all debts, liabilities and obligations for which the Purchaser is entitled to receive indemnification pursuant to clause (iii) of the first sentence of Section 9.03(a);

          (iv) all debts, liabilities and obligations arising from the Excluded Assets; and

          (v) all Losses arising from third party claims and actions by governmental authorities arising out of or related to products manufactured by the Seller and the Subsidiaries prior to the Closing.

          SECTION 2.03.  Purchase Price; Allocation of Purchase Price.  (a)  The
                         --------------------------------------------
aggregate purchase price for the Assets shall be $44,000,000.00 (the "Purchase
                                                                      --------
Price").  No later than the close of business on the third Business Day
-----
following the date hereof, the Purchaser shall pay to the Seller, by wire transfer of immediately available funds, a deposit toward the Purchase Price in the amount of $5,000,000.00 (the "Deposit"). In the event the Closing does not
                                  -------
occur as a result of a breach of this Agreement by the Purchaser or the Parent, the Deposit shall be non-refundable and shall be retained by the Seller. If the Closing shall not occur for any other reason, the Seller shall promptly refund the Deposit to the Purchaser.

          (b) The Purchase Price shall be allocated among the Assets as of the Closing Date in accordance with Exhibit 2.03(b). Any subsequent adjustments to the Purchase Price shall be reflected in the allocation hereunder in a manner consistent with Treasury Regulation (S) 1.1060-1T(f) and as agreed to by the Purchaser and the Seller. For all Tax purposes, the Purchaser and the Seller agree to report the transactions contemplated by this Agreement in a manner consistent with the terms of this Agreement, including the allocation under
Exhibit 2.03(b) and Section 7.04, and that none of them will take any position inconsistent therewith in any Tax return, in any refund claim, in any litigation or otherwise.

          SECTION 2.04.  Closing.  Subject to the terms and conditions of this
                         -------
Agreement, the sale and purchase of the Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 599 Lexington
 -------
Avenue, New York, New York at 10:00 A.M. New York time on the fifth Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article VIII, or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").
                                                             ------------

          SECTION 2.05.  Closing Deliveries by the Seller.  At the Closing, the
                         --------------------------------
Seller shall deliver or cause to be delivered to the Purchaser:

          (a) the Bill of Sale, the Deed and such other instruments as may be reasonably requested by the Purchaser to transfer the Assets to the Purchaser or evidence such transfer on the public records;

          (b) executed counterparts of the Assumption Agreement, the Toll Manufacturing Agreement, the Methoprene Supply Agreement and the Technology License and Support Agreement;

          (c) such consents and assignments as the Seller shall have obtained pursuant to Section 5.06(d);

          (d) a receipt for the Purchase Price; and

          (e) the certificates and other documents required to be delivered pursuant to Section 8.02.

          SECTION 2.06.  Closing Deliveries by the Purchaser.  At the Closing,
                         -----------------------------------
the Purchaser shall deliver to the Seller:

          (a) the Purchase Price less the Deposit by wire transfer of immediately available funds to the bank account or bank accounts specified by the Seller at least two Business Days prior to the Closing Date;

          (b) executed counterparts of the Assumption Agreement, the Toll Manufacturing Agreement, the Methoprene Supply Agreement and the Technology License and Support Agreement; and

          (c) the certificates and other documents required to be delivered pursuant to Section 8.01.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

          The Seller hereby represents and warrants to the Purchaser as follows:

          SECTION 3.01.  Incorporation and Authority of the Seller and the
                         -------------------------------------------------
Subsidiaries.  The Seller and each Subsidiary is a corporation duly
------------
incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is to be a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Seller and each Subsidiary of this Agreement and the Ancillary Agreements to which it is to be a party, the performance by the Seller and each Subsidiary of its obligations hereunder and thereunder and the consummation by the Seller and each Subsidiary of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Seller and each Subsidiary. This Agreement has been duly executed and delivered by the Seller, and upon their execution the Ancillary Agreements will be duly executed and delivered by the Seller and the Subsidiaries, as appropriate, and (assuming due authorization, execution and delivery by the Parent and the Purchaser) this Agreement constitutes, and upon their execution the Ancillary Agreements will constitute, legal, valid and binding obligations of the Seller and the Subsidiaries, as appropriate, enforceable against the Seller and the Subsidiaries, as appropriate, in accordance with their respective terms.

          SECTION 3.02.  No Conflict.  Assuming that all consents, approvals,
                         -----------
authorizations and other actions described in Section 3.03 have been obtained and all filings and notifications described in Section 3.03 have been made, and except as may result from any facts or circumstances relating solely to the Purchaser, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller and the Subsidiaries, as appropriate, do not and will not (a) violate or conflict with the Certificate of Incorporation or By-laws (or other similar organizational documents) of the Seller or any Subsidiary, (b) conflict with or violate any law, rule, regulation, order, writ or judgment applicable to the Seller, any Subsidiary or the Business or (c) except as described in Section 3.02 of the Disclosure Schedule, result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or other encumbrance on any of the Assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to or included in the Assets or to which the Seller or any Subsidiary is a party or by which any of the Assets is bound, except in any such case for any violations, conflicts, breaches, defaults or other matters which would not have a material adverse effect on the Assets or the Business or prevent or materially delay the consummation by the Seller and the Subsidiaries of the transactions contemplated hereby.

          SECTION 3.03.  Consents and Approvals.  The execution, delivery and
                         ----------------------
performance of this Agreement and the Ancillary Agreements by the Seller and the Subsidiaries, as appropriate, do not and will not require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except (a) as described in Section 3.03 of the Disclosure Schedule, (b) the approval of the FTC, (c) the requirements of applicable foreign antitrust or merger control laws and regulations, (d) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by the Seller and the Subsidiaries of the transactions contemplated by this Agreement and would not have a material adverse effect on the Assets or the Business and (e) as may be necessary as a result of any facts or circumstances relating solely to the Parent or the Purchaser.

          SECTION 3.04.  Financial Information; Absence of Undisclosed
                         ---------------------------------------------
Liabilities.  (a)  The Seller has delivered to the Purchaser true and complete
-----------
copies of (i) the unaudited statements of net assets of the Business for each of the two fiscal years ended as of December 31, 1995 and 1994, and the related business contribution statements of the Business (collectively referred to herein as the "Financial Statements"), and (ii) the unaudited statement of net
               --------------------
assets of the Business as of September 30, 1996, a copy of which is attached as
Exhibit 3.04 (the "Reference Statement of Net Assets").  The Financial
                   ---------------------------------
Statements and the Reference Statement of Net Assets (i) were prepared in accordance with the books of account and other financial records of the Business, (ii) except as disclosed in the notes thereto, have been prepared in accordance with the Accounting Policies and (iii) fairly present in all material respects the Assets and the liabilities arising from the Business as of the respective dates thereof.

          (b) There are no debts, liabilities or obligations of the Business, whether direct or indirect, matured or unmatured, absolute, contingent or otherwise, except (i) debts, liabilities and obligations reflected on the Reference Statement of Net Assets or referred to in the notes thereto, (ii) debts, liabilities and obligations arising after the date of the Reference Statement of Net Assets in the ordinary course of the Business, (iii) debts, liabilities and obligations which do not have a material adverse effect on the Assets or the Business and (iv) debts, liabilities and obligations referred to in this Agreement or the Disclosure Schedule.

          SECTION 3.05.  Litigation.  Except as set forth in Section 3.05 of the
                         ----------
Disclosure Schedule, there are no claims, actions, proceedings or investigations pending or, to the knowledge of the Seller, threatened against the Seller, any Subsidiary or any of the Assets, before any court, arbitrator or administrative, governmental or regulatory authority or body that, individually or in the aggregate, are reasonably likely to have a material adverse effect on the Assets or the Business or prevent or materially delay the consummation by the Seller of the transactions contemplated by this Agreement. Except as set forth in Section
3.05 of the Disclosure Schedule, neither the Seller, any Subsidiary nor any of the Assets is subject to any order, writ, judgment, injunction, decree, determination or award having a material adverse effect on the Assets or the Business.

          SECTION 3.06.  Compliance with Laws.  Neither the Seller nor any
                         --------------------
Subsidiary is in violation of any law, rule, regulation, order, judgment, injunction or decree having a material application to the Seller or any Subsidiary relating to the Business or by which any of the Assets is bound or subject, except (i) as set forth in Section 3.06 of the Disclosure Schedule and
(ii) for violations the existence of which would not have a material adverse effect on the Assets or the Business.

          SECTION 3.07.  Environmental, Health and Safety Compliance.  Except as
                         -------------------------------------------
set forth in Section 3.07 of the Disclosure Schedule or except as would not have a material adverse effect on the Assets or the Business, (a) the Seller and the Subsidiaries currently hold all the environmental and health and safety permits, licenses and approvals of governmental authorities and agencies necessary for the current use, occupancy or operation of the Business and are in material compliance with all such permits, licenses and approvals, (b) the Seller and the Subsidiaries are in material compliance with all applicable Environmental Laws as in effect on the date hereof and (c) neither the Seller nor any Subsidiary has received any written claim, demand, notice or complaint alleging material violation of, or material liability under, any Environmental Laws.

          SECTION 3.08.  Licenses and Permits.  Except as set forth in Sections
                         --------------------
3.07 and 3.08 of the Disclosure Schedule, the Seller and the Subsidiaries have all material governmental licenses, permits, product registrations and authorizations necessary to carry on the Business as it is now being conducted, except for such governmental licenses, permits and authorizations the absence of which would not have a material adverse effect on the Assets or the Business.

          SECTION 3.09.  Patents, Trademarks and Service Marks.  The Seller or a
                         -------------------------------------
Subsidiary owns the patents, patent applications, trademarks, and service marks set forth in Section 3.09 of the Disclosure Schedule (the "Intellectual
                                                           ------------
Property"), which are all the patents, patent applications, trademarks and
--------
service marks used in the conduct of the Business as it is now being conducted, except for those patents, patent applications, trademarks and service marks the lack of which would not have a material adverse effect on the Assets or the Business. To the knowledge of the Seller and the Subsidiaries, the rights of the Seller and the Subsidiaries in and to the Intellectual Property, and the use of the Intellectual Property in the manner in which it is currently used in the conduct of the Business by the Seller and its Subsidiaries, and the conduct of the Business by the Seller and the Subsidiaries do not conflict with or infringe on the rights of any other Person and, except as disclosed in Section 3.09 of the Disclosure Schedule, neither the Seller nor any Subsidiary has received any written notice or claim from any Person to such effect. To the knowledge of the Seller, no Person is violating or otherwise infringing on any of the Intellectual Property. Except as disclosed in Section 3.09 of the Disclosure Schedule, neither the Seller nor any Subsidiary has granted any license to any other Person with respect to the Intellectual Property.

          SECTION 3.10.  Assets.  The Seller or a Subsidiary has good title to,
                         ------
or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of liens, security interests and encumbrances, except (a) as disclosed in Section 3.10 or 3.11 of the Disclosure Schedule and (b) Permitted Encumbrances.

          SECTION 3.11.  Real Property.   The Owned Real Property is owned free
                         -------------
and clear of all liens, security interests, restrictive covenants, easements and other encumbrances, except (a) as disclosed in Section 3.11(a) of the Disclosure Schedule and (b) Permitted Encumbrances.

          SECTION 3.12.  Insurance.  All material properties and risks of the
                         ---------
Seller and the Subsidiaries in respect of the Business are covered by valid and currently effective insurance policies or binders of insurance or programs of self-insurance in such types and amounts as are consistent with customary practices and standards of companies engaged in businesses and operations similar to the Business.

          SECTION 3.13.  Employee Benefit Matters.  (a)  Section 3.13 of the
                         ------------------------
Disclosure Schedule or a separate letter provided by the Seller to the Purchaser on the date hereof sets forth (i) all employee benefit plans (within the meaning of Section 3(3) of ERISA)
and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, with respect to which the Seller or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Seller or any Subsidiary for the benefit of any current employee, officer or director of the Seller or any Subsidiary employed in the Business or any former employee of the Seller or any Subsidiary who was previously employed in the Business regardless of whether such plans, programs or arrangements are being assumed by the Purchaser and (ii) all employment, termination, severance or other contracts or agreements pursuant to which the Seller or any Subsidiary has any obligation with respect to any current employee, officer or director of the Seller or any Subsidiary which are being assumed by the Purchaser (the plans, programs, arrangements, contracts and agreements described in clauses (i) and (ii) being the "Employee Plans").
                                                        --------------
Except as disclosed in Section 3.13 of the Disclosure Schedule, each Employee Plan is in writing. The Seller shall, within seven days after written request therefor by the Purchaser, provide the Purchaser with a true and complete copy of each Employee Plan, each summary plan description with respect to each Employee Plan and a summary description of any Employee Plan not otherwise in writing. With respect to each Employee Plan, the Seller shall, within seven days after written request therefor by the Purchaser, provide the Purchaser with true and complete copies of the most recently filed Form 5500 annual report, and if applicable, the latest determination letter or determination letter application and/or actuarial report. Except as otherwise disclosed in Section
3.13 of the Disclosure Schedule, neither the Seller nor any Subsidiary has any express or implied commitment to modify, change or terminate any Employee Plan, other than a modification, change or termination required by ERISA or the Code.

          (b) None of the Employee Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Seller or any Subsidiary could incur liability under Section 4063 or 4064 of ERISA.

          (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified, and each related trust which is intended to be exempt from federal income tax pursuant to Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter that could reasonably be expected to adversely affect such qualification or exemption, as the case may be.

          (d) With respect to each Employee Plan, neither the Seller nor any Subsidiary is currently liable for any material tax arising under Section 4971, 4972, 4975, 4979, 4980 or 4980B of the Code, and no fact or event exists which could reasonably give rise to any such liability. Neither the Seller nor any Subsidiary has incurred any liability under or arising out of Title IV of ERISA (other than any liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course) that could have a material adverse effect on the Assets or the Business, and no fact or event exists that could reasonably be expected to result in such a liability. None of the Assets is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code and neither the Seller nor any Subsidiary has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code with respect to any Employee Plan, and no fact or event exists which could reasonably give rise to any such lien or requirement to post any such security.

          (e) Each Employee Plan is now and has been operated in all material respects in accordance with the requirements of all applicable laws, including, without limitation, ERISA and the Code. The Reference Statement of Net Assets reflects accruals of all amounts of employer contributions and premiums accrued by the Seller and the Subsidiaries in respect of employees employed or persons formerly employed in the Business but unpaid with respect to the Employee Plans as of the date of the Reference Statement of Net Assets.

          SECTION 3.14.  Labor Matters.  Except as set forth in Section 3.14 of
                         -------------
the Disclosure Schedule, there are no controversies pending or, to the knowledge of the Seller, threatened, between the Seller or any Subsidiary and any of their employees, which controversies have had or are reasonably likely to have a material adverse effect on the Assets or the Business. Neither the Seller nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed in the Business and, to the knowledge of the Seller, there has been no attempt to organize the employees of the Business by any labor union or collective bargaining unit during the last two years.

          SECTION 3.15.  Taxes.  (a)  The Seller or a Subsidiary has timely
                         -----
filed or caused to be filed all material Returns required to be filed with respect to Taxes pertaining to the Assets or the Business. All Taxes shown thereon as due have been paid.

          (b) Except as disclosed in Section 3.15 of the Disclosure Schedule, neither the Seller nor any Subsidiary has received from any governmental or regulatory authority any written notice of a material proposed adjustment, deficiency or underpayment of any Taxes pertaining to the Assets or the Business, which notice has not been satisfied by payment or been withdrawn.

          SECTION 3.16.  Material Contracts.  (a) Section 3.16(a) of the
                         ------------------
Disclosure Schedule lists each of the following contracts and agreements of the Seller and the Subsidiaries pertaining principally to the Business (the "Material Contracts"):
 ------------------

          (i) all material supply, distribution, licensing, development and research, toll manufacturing and manufacturer's representative agreements;

          (ii) all joint venture and alliance agreements not disclosed pursuant to clause (i) above;

          (iii) all employment and consulting agreements;

          (iv)  all leases and subleases of real property;

          (v) all licenses and sublicenses and any other agreements granting or restricting rights to patents, trademarks, service marks, trade secrets or know-how; and

          (vi)  all contracts and agreements with governmental authorities.

          (b) Except as disclosed in Section 3.16(b) of the Disclosure Schedule, each Material Contract is legal, valid, binding and enforceable and in full force and effect, and will not cease to be legal, valid, binding and enforceable and in full force and effect as a result of the consummation of the transactions contemplated by this Agreement. To the knowledge of the Seller, no party to any Material Contract is in material breach or default thereunder.

          (c) Section 3.16(c) of the Disclosure Schedule lists each of the following contracts and agreements of the Seller and the Subsidiaries pertaining principally to the Business:

          (i)   all oral contracts material to the Business;

          (ii) all contracts and agreements with The Hartz Mountain Corporation; and

          (iii) all contracts and agreements restricting the Seller's and the Subsidiaries' ability to conduct the Business in any geographic area within the United States and Canada.

          SECTION 3.17.  Absence of Changes or Events.  Except as set forth in
                         ----------------------------
Section 3.17 of the Disclosure Schedule, since July 31, 1996, the Seller has not with respect to the Business:

          (i) acquired or agreed to acquire any assets which are material, individually or in the aggregate, to the Business, except in the ordinary course of business consistent with prior practice;

          (ii) sold, leased or otherwise disposed of any of its assets, which are material, individually or in the aggregate, to the Business, except in the ordinary course of business consistent with prior practice;

          (iii) adopted or amended in any material respect any agreement with employees or any benefit plan, other than in the ordinary course of business consistent with prior practice;

          (iv) increased the compensation of any employee of the Business other than in the ordinary course of business consistent with prior practice; or

          (v) sustained any material loss or damage to the properties used in the Business, whether or not insured, which in the aggregate had a material adverse effect on the Assets or the Business.

          SECTION 3.18.  Customers.  Section 3.18 of the Disclosure Schedule
                         ---------
contains a true and correct list of the ten largest customers of the Business for each of the last two years.

          SECTION 3.19.  Assets.  Except for the Excluded Assets and assets
                         ------
disposed of in the ordinary course of business, the Assets consist of all the assets which have been used in the Business since the date of the Reference Statement of Net Assets.

          SECTION 3.20.  Brokers.  Except for Morgan Stanley & Co. Incorporated,
                         -------
no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller or any Subsidiary. The Seller is solely responsible for the fees and expenses of Morgan Stanley & Co. Incorporated.


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser hereby represents and warrants to the Seller as follows:

          SECTION 4.01.  Incorporation and Authority of the Purchaser.  The
                         --------------------------------------------
Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is to be a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the

Ancillary Agreements to which it is to be a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement has been, and upon their execution the Ancillary Agreements to which the Purchaser is to be a party will be, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller and the Subsidiaries, as appropriate) this Agreement constitutes, and upon their execution the Ancillary Agreements to which the Purchaser is to be a party will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

          SECTION 4.02.  Incorporation and Authority of the Parent.  The Parent
                         -----------------------------------------
is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is to be a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Parent of this Agreement and the Ancillary Agreements to which it is to be a party, the performance by the Parent of its obligations hereunder and thereunder and the consummation by the Parent of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Parent. This Agreement has been, and upon their execution the Ancillary Agreements to which the Parent is to be a party will be, duly executed and delivered by the Parent, and (assuming due authorization, execution and delivery by the Seller and the Subsidiaries, as appropriate) this Agreement constitutes, and upon their execution the Ancillary Agreements to which the Parent is to be a party will constitute, legal, valid and binding obligations of the Parent, enforceable against the Parent in accordance with their respective terms.

          SECTION 4.03.  No Conflict.  Assuming that all consents, approvals,
                         -----------
authorizations and other actions described in Section 4.04 have been obtained and all filings and notifications described in Section 4.04 have been made, and except as may result from any facts or circumstances relating solely to the Seller or a Subsidiary, the execution, delivery and performance by the Parent and the Purchaser of this Agreement and the Ancillary Agreements to which the Parent or the Purchaser is to be a party do not and will not (a) violate or conflict with the Certificate of Incorporation or By-laws (or other similar organizational documents) of the Parent or the Purchaser, (b) conflict with or violate any law, rule, regulation, order, writ or judgment applicable to the Parent or the Purchaser or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which the Parent or the Purchaser or any of their respective subsidiaries is a party or by which any of their respective assets or properties is bound, except in any such case for any violations, conflicts, breaches, defaults or other matters which would not prevent or materially delay the consummation by the Parent or the Purchaser of the transactions contemplated hereby.

          SECTION 4.04.  Consents and Approvals.  The execution, delivery and
                         ----------------------
performance by the Parent and the Purchaser of this Agreement and the Ancillary Agreements to which the Parent or the Purchaser is to be a party do not and will not require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except (a) the approval of the FTC, (b) the requirements of applicable foreign antitrust or merger control laws and regulations, (c) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by the Parent or the Purchaser of the transactions contemplated by this Agreement and (d) as may be necessary as a result of any facts or circumstances relating solely to the Seller or a Subsidiary.

          SECTION 4.05.  Litigation.  There are no claims, actions, proceedings
                         ----------
or investigations pending or, to the knowledge of the Parent and the Purchaser, threatened against the Parent or the Purchaser, before any court, arbitrator or administrative, governmental or regulatory authority or body that are reasonably likely to prevent or materially delay the consummation by the Parent or the Purchaser of the transactions contemplated by this Agreement.

          SECTION 4.06.  Financing.  The Purchaser has available to it all funds
                         ---------
necessary to consummate the transactions contemplated by this Agreement.

          SECTION 4.07.  Brokers.  Except for Wasserstein Perella & Co., Inc.,
                         -------
no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or the Purchaser. The Purchaser is solely responsible for the fees and expenses of Wasserstein Perella & Co., Inc.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

          SECTION 5.01.  Conduct of Business Prior to the Closing.  (a)  The
                         ----------------------------------------
Seller covenants and agrees that, between the date hereof and the Closing Date, the Seller and the Subsidiaries shall conduct the Business in the ordinary course and consistent with their prior practice, except as described in Section 5.01(a) of the Disclosure Schedule or as otherwise contemplated by this Agreement.

          (b) The Seller covenants and agrees that, without the prior written consent of the Purchaser, it will not, and will not permit any Subsidiary to, prior to the Closing, (i) materially change its accounting methods, principles or practices used in respect of the Business, (ii) revalue any of the Assets, including, without limitation, writing down the value of inventory, other than in the ordinary course of business, (iii) establish or materially increase any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or otherwise increase the compensation payable or to become payable to any officers or key employees of the Seller or any Subsidiary whose services are substantially devoted to the Business, except in the ordinary course of business or as may be required by law or by existing contractual arrangements, (iv) enter into any employment or severance agreement with any of its employees whose services are substantially devoted to the Business or establish, adopt or enter into any collective bargaining agreement covering employees whose services are substantially devoted to the Business, (v) sell or fail to replenish in any material respect the inventory of the Business other than in the ordinary course in a manner consistent with past practice or (vi) materially change its policies or practice of discharging trade payables in the ordinary course of business.

          (c) The Seller covenants and agrees that, without the prior written consent of the Purchaser (which timely consent shall not be unreasonably withheld), it will not, and will not permit any Subsidiary to, prior to the Closing, (i) change its purchasing or pricing policies in a manner material to the Business, (ii) eliminate or introduce any product line of the Business or
(iii) enter into any new strategic relationships or alliances relating to the Business with third parties, other than, in the case of any of clauses (i), (ii) or (iii), as previously disclosed to the Purchaser.

          SECTION 5.02.  Investigation.  (a)  The Purchaser acknowledges and
                         -------------
agrees that it (i) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Business, the Assets and the Assumed Liabilities, (ii) has been furnished with or given adequate access to such information about the Business, the Assets and the Assumed Liabilities as it has requested and (iii) will not assert any claim against the Seller or any of its directors, officers, employees, agents, stockholders, Affiliates, consultants, investment bankers or representatives, or hold the Seller or any such persons liable, for any inaccuracies, misstatements or omissions with respect to information (other than the representations and warranties of the Seller contained in this Agreement as modified by the Disclosure Schedule) furnished by the Seller or such persons concerning the Seller, the Subsidiaries, the Business, the Assets or the Assumed Liabilities.

          (b) In connection with the Purchaser's investigation of the Business, the Assets and the Assumed Liabilities, the Purchaser has received from the Seller certain estimates, projections and other forecasts for the Business, and certain plan and budget information. The Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that the Purchaser is familiar with such uncertainties, that the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it, and that the Purchaser will not assert any claim against the Seller or any of its affiliates or any of its directors, officers, employees, agents, stockholders, Affiliates, consultants, investment bankers or representatives, or hold the Seller or any such persons liable with respect thereto. Accordingly, the Seller makes no representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 5.02.

          SECTION 5.03.  Access to Information.  (a)  From the date hereof until
                         ---------------------
the Closing, upon reasonable notice, the Seller shall, and shall cause each of the Subsidiaries and each of their respective officers, directors, employees, auditors and agents to, (i) afford the officers, employees and authorized agents and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, books and records of the Business and (ii) furnish to the officers, employees and authorized agents and representatives of the Purchaser such additional financial and operating data and other information regarding the Business, the Assets and the Assumed Liabilities as the Purchaser may from time to time reasonably request; provided, however, that such
                                          --------  -------
investigation shall not unreasonably interfere with any of the businesses or operations of the Seller or any of its Affiliates; and provided further,
                                                       -------- -------
however, that the auditors of the Seller shall not be obliged to make any work
-------
papers available to any Person, except for those portions of such work papers which relate directly and principally to the Business.

          (b) In order to facilitate the resolution of any claims made by or against or incurred by the Seller or any Subsidiary, after the Closing, upon reasonable notice, the Purchaser shall (i) afford the officers, employees and authorized agents and representatives of the Seller reasonable access, during normal business hours, to the offices, properties, books and records of the Purchaser in respect of the Business, the Assets and the Assumed Liabilities,
(ii) furnish to the officers, employees and authorized agents and representatives of the Seller such additional financial and other information regarding the Business, the Assets and the Assumed Liabilities as the Seller or such officers, employees and authorized agents and representatives may from time to time reasonably request and (iii) make available to the Seller the employees of the Purchaser in respect of the Business whose assistance, testimony or presence is necessary to assist the Seller in evaluating any such claims and in defending such claims, including the presence of such persons as witnesses in hearings or trials for such purposes; provided, however, that such investigation
                                      --------  -------
shall not unreasonably interfere with the business or operations of the Purchaser or any of its Affiliates.

          (c) Notwithstanding the foregoing, the Seller shall not be required, prior to the Closing, to disclose, or cause the disclosure of, to the officers, employees or authorized agents or representatives of the Purchaser (or provide access to any offices, properties, books or records of the Seller or any of its Affiliates that could result in the disclosure to such persons or others of) any confidential information relating to trade secrets, processes or patent or trademark applications or product development, or pricing and marketing plans, nor shall the Seller be required to permit or cause others to permit the officers, employees or authorized agents or representatives of the Purchaser to copy or remove from the offices or properties of the Seller or such Affiliate any documents, drawings or other materials that might reveal any such confidential information or to photograph or sketch any part of the assets or properties of the Seller or of such Affiliate.

          SECTION 5.04.  Books and Records.  (a)  The Purchaser agrees that it
                         -----------------
shall preserve and keep all books and records in respect of the Business in the Purchaser's possession for a period of at least eight years from the Closing Date. After such eight-year period, before the Purchaser shall dispose of any of such books and records, at least 90 calendar days' prior written notice to such effect shall be given by the Purchaser to the Seller, and the Seller shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such books and records as the Seller may select. During such eight-year period, duly authorized representatives of the Seller shall, upon reasonable notice, have access thereto during normal business hours to examine, inspect and copy such books and records.

          (b) If, in order properly to prepare documents required to be filed with governmental authorities or its financial statements, it is necessary that either party hereto or any successors be furnished with additional information relating to the Business, the Assets or the Assumed Liabilities, and such information is in the possession of the other party hereto or any of its Affiliates, such party agrees to use its best efforts to furnish such information to such other party, at the cost and expense of the party being furnished such information.

          SECTION 5.05.  Confidentiality.  (a) The terms of the letter agreement
                         ---------------
dated as of September 5, 1996 (the "Confidentiality Agreement") between Sandoz
                                    -------------------------
Agro and the Parent are incorporated by reference herein and shall continue in full force and effect until the Closing, at which time the Confidentiality Agreement and the obligations of the Purchaser under this Section 5.05 shall terminate; provided, however, that the Confidentiality Agreement shall terminate
           --------  -------
only in respect of that portion of the Information (as defined in the Confidentiality Agreement) exclusively relating to the transactions contemplated by this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect thereafter in accordance with its terms.

          (b) The Seller agrees to, and will cause its agents, representatives, Affiliates, employees, officers and directors to (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent or trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and any other confidential information related solely to the Business, (ii) in the event that the Seller or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser may seek a protective order or other remedy or waive compliance with this Section 5.05(b) and (iii) in the event that such protective order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.05(b), furnish only that portion of such confidential information which is legally required to be provided and exercise all reasonable efforts to obtain assurances that confidential treatment will be accorded such information; provided, however,
                                                          --------  -------
that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this
Section 5.05(b) by the Seller, its agents, representatives, Affiliates, employees, officers or directors. Anything in this Section 5.05(b) to the contrary notwithstanding, the Seller and its agents, representatives, Affiliates, employees, officers and directors shall have the right to use and disclose confidential information described in this Section 5.05(b) to the extent such confidential information is necessary for the conduct of the business of the Seller and its Affiliates.

          (c) Notwithstanding anything to the contrary in this Section 5.05 and without limiting other confidentiality obligations contained in this Agreement, the Seller shall not, for a period of six years from the date the FTC Agreement is placed on the public record for comment, provide, disclose or otherwise make available to any Person or to any employee of the Seller, any non-public information relating to any research and development project of Sandoz ongoing as of March 1, 1996 relating to the development or improvement of methoprene or any final or intermediate form of any other chemical compound used or intended to be used alone or in combination with other chemical compounds to treat or prevent ectoparasitic (flea) infestation in connection with canines or felines or any Product of the Flea and Tick Business, except that such information may be disclosed or made available (i) to any employee of the Seller who had prior knowledge thereof and (ii) to comply with the terms of the FTC Agreement.

          SECTION 5.06.  Regulatory and Other Authorizations; Consents.  (a)
                         ---------------------------------------------
Each party hereto shall use its best efforts to obtain all authorizations, consents, orders and approvals of all federal, state, local and foreign regulatory bodies and officials that may be or become necessary for its and its Affiliates' execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Ancillary Agreements and shall cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. The Seller and the Purchaser shall use all reasonable efforts to obtain approval of this Agreement, the New Methoprene Agreement and the Hoechst

Agreement from the FTC pursuant to the FTC Agreement. Without limiting the generality of the foregoing:

          (i) the parties agree to submit to the FTC, as soon as practicable after the execution of this Agreement, a fully executed copy of this Agreement, with all Exhibits hereto;

          (ii) the Parent agrees to submit to the FTC, as soon as practicable after the execution thereof, fully executed copies of its agreement with its designee for the production of methoprene (the "New Methoprene
                                                         --------------
     Agreement") and its agreement with Hoechst Roussel Vet (the "Hoechst
     ---------                                                    -------
     Agreement") for the joint development, distribution and marketing of
     ---------
     various products for use in small animals as contemplated by the Joint Development, Distribution & Marketing Memorandum of Understanding between the Purchaser and Hoechst Roussel Vet dated as of November 6, 1996;

          (iii) the Parent agrees to submit to the FTC, in accordance with
     Section V(D) of the FTC Agreement, (A) a certification of its good faith intention to obtain, or cause its designee to obtain, in an expeditious manner, all FDA, EPA and other governmental approvals required in the United States and Canada to manufacture and sell methoprene and (B) a strategic plan to obtain all FDA, EPA and other governmental approvals required in the United States and Canada to manufacture or have manufactured and sell methoprene; and

          (iv)  the Parent agrees to submit to the trustee appointed pursuant to
     Section VIII(A) of the FTC Agreement, in accordance with Section VIII(B) of the FTC Agreement, periodic written reports setting forth in detail its efforts to obtain all FDA, EPA and other governmental approvals required in the United States and Canada to continue the research, development, manufacture and sale of the products and projects of the Business.

The parties hereto shall not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals.

          (b) Without limiting the generality of the Purchaser's undertakings pursuant to Section 5.06(a), the Purchaser shall:

          (i) use all reasonable efforts to prevent the entry in a judicial or administrative proceeding brought under any antitrust law by any governmental authority with jurisdiction over the enforcement of any applicable antitrust laws or any other party of any permanent or preliminary injunction or other order that would make consummation of the acquisition of the Business, the Assets or the Assumed

     Liabilities in accordance with the terms of this Agreement unlawful or that would prevent or delay such consummation; and

          (ii) take promptly, in the event that such an injunction or order has been issued in such a proceeding, any and all reasonable steps, including, without limitation, the appeal thereof, the posting of a bond or the steps contemplated by Section 5.06(b)(i), necessary to vacate, modify or suspend such injunction or order so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement.

          (c) The parties hereto acknowledge that the Parent intends to discuss with the Staff of the FTC prior to the Closing whether the Seller and its Affiliates may continue the technology support provided for in Section 4 of the Technology License and Support Agreement for a period beyond the period specified therein. The Seller agrees to participate in such discussions in good faith and, if the FTC agrees to permit such continuation of technology support, the parties hereto agree that the Technology License and Support Agreement shall provide for the provision of such support for a period ending no later than the date on which the Purchaser or its designee obtains the FDA's approval to manufacture and sell methoprene in compliance with Good Manufacturing Practices in the United States or Canada, or such shorter period as permitted by the FTC. As provided in Section 5 of the Technology License and Support Agreement, the Purchaser shall reimburse the Seller for all costs and expenses incurred by the Seller in connection therewith during the period ending on the first anniversary of the date the Purchaser or its designee obtains the EPA's approval to manufacture and sell methoprene in the United States or Canada. Thereafter, the Purchaser shall compensate the Seller for its services in an amount equal to the costs and expenses incurred by the Seller in connection therewith plus 30%.

          (d) The Seller shall give promptly such notices to third parties and use its reasonable efforts to obtain such third party consents as may be necessary in connection with the transfer of that part of the Assets described in clause (iii) of Part I of Exhibit 2.01(a). The Purchaser shall cooperate and use all reasonable efforts to assist the Seller in giving such notices and obtaining such consents.

          (e) The Seller and the Purchaser agree that, in the event any consent necessary to preserve for the Business or the Purchaser any right or benefit under any lease, license, commitment or other binding arrangement to which the Seller or any Subsidiary is a party and which is included in the Assets is not obtained prior to the Closing, the Seller and the Purchaser will, subsequent to the Closing, cooperate in attempting to obtain such consent as promptly thereafter as practicable. If such consent cannot be obtained, the Seller, in concert with the Purchaser, will use its reasonable efforts to provide the Purchaser with the rights and benefits of the affected contract, lease, license, commitment or other binding arrangement for the term of such contract, lease, license, commitment or other binding arrangement, and, if the Seller provides such rights and benefits on a basis approved by the Purchaser (which approval will not be unreasonably withheld), the Purchaser shall assume the obligations and burdens thereunder.

          SECTION 5.07.  Notification to Governmental Authorities.  The
                         ----------------------------------------
Purchaser shall, promptly after the Closing, and in any event not later than sixty days after the Closing Date, notify each governmental and regulatory authority which requires such notification (i) responsible for the regulatory supervision and administration of the Business or (ii) that would have on record the ownership of the Seller or any Subsidiary or the names of the officers and directors (either current or former) of the Seller or any Subsidiary, with respect to the Purchaser's ownership of the Assets and the Business and with respect to the names of the then current officers and directors of the Purchaser.

          SECTION 5.08.  No Solicitation.  For a period of two years following
                         ---------------
the Closing, (a) the Seller shall not, directly or indirectly, actively solicit or induce any employee of the Purchaser whose services are substantially devoted to the Business to leave such employment and become an employee of the Seller or any of its Affiliates and (b) the Purchaser shall not, directly or indirectly,
(i) actively solicit or induce any employee of the Seller or any Affiliate of the Seller to leave such employment and become an employee of the Purchaser or any of its Affiliates or (ii) employ or agree to employ any person who was an employee of the Seller or any Affiliate of the Seller on the date of this Agreement and who is not identified within the categories designated on Exhibit 6.01; provided, however, that nothing in this Section 5.08 shall prohibit the
      --------  -------
Seller or any of its Affiliates or the Purchaser or any of its Affiliates from employing any person who contacts them on his or her own initiative and without any direct or indirect solicitation by the Seller or any of its Affiliates or the Purchaser or any of its Affiliates, as the case may be, other than a general solicitation to the public; and provided further that the Seller and the
                                -------- -------
Subsidiaries shall have the right to solicit or induce those persons to whom the Purchaser did not make an offer of employment pursuant to Section 6.01(a) or who did not accept an offer of employment with the Purchaser. The Seller shall not encourage any employee of the Seller or any Subsidiary whose services are substantially devoted to the Business to refuse an offer of employment from the Purchaser.

          SECTION 5.09.  Bulk Transfer Laws.  The Purchaser hereby waives
                         ------------------
compliance by the Seller and the Subsidiaries with the provisions of any so-called bulk transfer laws of any jurisdiction in connection with the sale to the Purchaser of the Assets. The Seller shall indemnify and hold harmless the Purchaser against any and all liabilities (including Tax liabilities) that may be asserted by third parties against the Purchaser as a result of noncompliance by the Seller and the Subsidiaries with any such bulk transfer law (except for those assumed by the Purchaser hereunder or in the Assumption Agreement), without regard to any of the limitations set forth in Article IX.

          SECTION 5.10.  Ancillary Agreements.  On the Closing Date, the
                         --------------------
Purchaser shall, and the Seller shall and shall cause its Affiliates, as appropriate, to, enter into (a) if the Seller so requests, a toll manufacturing agreement, substantially in the form of Exhibit 5.10(a), with respect to the production by the Purchaser for the Seller or its Affiliates of certain products specified therein (the "Toll Manufacturing Agreement"), (b) a methoprene supply
                        ----------------------------
agreement, substantially in the form of Exhibit 5.10(b), with respect to the supply of methoprene by the Seller or its Affiliates to the Purchaser (the "Methoprene Supply Agreement") and (c) a technology license and support
 ---------------------------
agreement, substantially in the form of Exhibit 5.10(c), with respect to certain technology (the "Technology License and Support Agreement").
                 ----------------------------------------

          SECTION 5.11.  Seller's Access to Registration and Product Efficacy
                         ----------------------------------------------------
Data.  (a)  The Purchaser hereby agrees that it shall and shall cause its
----
Affiliates to provide the Seller and its Affiliates with absolute and unrestricted access in perpetuity to the registration data for the Products any rights to which are transferred by the Seller and the Subsidiaries to the Purchaser pursuant to this Agreement, free of data compensation rights, whether such data were generated before or after the date of this Agreement, to enable the Seller and its Affiliates to register new products or new uses outside of the United States and Canada permitted to be developed by the Seller and its Affiliates based upon such registration data, to maintain existing registrations or to obtain other required regulatory clearances outside of the United States and Canada; provided, however, that the Seller and its Affiliates may have such
            --------  -------
access for such purposes worldwide (including the United States and Canada) for products other than the Products of the Business. Such access shall include, but is not limited to: (a) acknowledging to regulatory agencies that the Seller and its Affiliates have an unrestricted right to rely upon such registration data to obtain registrations or other regulatory clearances; (b) providing copies of studies to the Seller and its Affiliates for submission to regulatory agencies, or for other purposes; and (c) responding, at the request of the Seller or an Affiliate of the Seller, to requests from regulatory agencies for access to raw data. The Purchaser further agrees that it (i) shall cooperate in good faith with the Seller to develop a mutually acceptable program with respect to the strategy, philosophy and approaches with respect to maintaining the registration database (such as re-registrations, data call-ins, etc.); (ii) shall implement in good faith the registration database maintenance program agreed to pursuant to clause (i) above; and (iii) shall bear any and all responsibility for compliance with the EPA and any state requirements related to the registration data for the Products any rights to which are transferred by the Seller and the Subsidiaries to the Purchaser pursuant to this Agreement. The Purchaser and the Seller hereby agree that data for new end-use products, and data that pertain exclusively to new uses, shall be developed by the Seller and the Purchaser according to their respective needs and shall be owned independently by the Seller and the Purchaser, respectively.

          (b) The Purchaser hereby agrees that it shall and shall cause its Affiliates to provide the Seller and its Affiliates with absolute and unrestricted access in perpetuity to the product efficacy data relating to the operation of the Business, which product efficacy data is transferred by the Seller to the Purchaser pursuant to this Agreement. The Purchaser and the Seller hereby agree that new product efficacy data shall be developed by the Seller and the Purchaser according to their respective needs and shall be owned independently by the Seller and the Purchaser, respectively.

          SECTION 5.12.  Use of Names.  (a)  The Purchaser acknowledges and
                         ------------
agrees that, notwithstanding anything to the contrary in this Agreement, it has, and following the Closing shall have, no interest in or to the name "Sandoz" or "Novartis" or any trademark, service mark, trade dress, logo, trade name or corporate name similar or related thereto, and shall not use any such name, trademark, service mark, trade dress, logo, trade name or corporate name in any capacity or for any purpose except as expressly provided for in this Agreement and the Ancillary Agreements or as otherwise expressly permitted by the Seller in writing; provided that the Purchaser shall have the right to use the
            --------
packaging materials and supplies (including, without limitation, cartons and labels) and to sell the existing prepackaged inventory transferred by the Seller and the Subsidiaries to the Purchaser pursuant to this Agreement; provided,
                                                                  --------
however, that the Purchaser shall use such packaging materials and supplies and
-------
sell such inventories prior to introducing the Purchaser's own packaging materials and supplies.

          (b) Notwithstanding the foregoing, the Purchaser may use the name "Sandoz" or "Novartis" or any trademark, service mark, trade dress, logo, trade name or corporate name similar or related thereto, without the payment of additional consideration, for purposes of advertising of a customary nature that compares a product of the Purchaser following the Closing with a product of the Seller or an Affiliate. The Purchaser agrees that in any such advertising, the Purchaser shall use the appropriate trademark or service mark symbol in a superscript following each such trademark and service mark. The Purchaser and the Parent acknowledge and agree that they shall acquire no ownership interest or license in such names, trademarks, service marks, trade dress, logos, trade names and corporate names by virtue of this Section 5.12(b), which shall remain the property of the Seller and its Affiliates.

          SECTION 5.13.  Excluded Liabilities.  The Seller shall, or shall cause
                         --------------------
the Subsidiaries to, pay, perform and discharge the Excluded Liabilities.

          SECTION 5.14.  Insurance.  Up to 12:01 a.m. on the day after the
                         ---------
Closing Date, the Seller and the Subsidiaries will maintain insurance with respect to the Assets generally comparable to the insurance in place on the date of this Agreement. Effective 12:01 a.m. on the day after the Closing Date, the Assets shall cease to be insured by the Seller's or the Subsidiaries' insurance policies, such that (i) with respect to insurance coverage written on an "occurrence basis," the issuers of such insurance policies will have no liability for occurrences which take place on and after 12:01 a.m. on the day after the

Closing Date and (ii) with respect to insurance coverage written on a "claims made basis," the issuers of such insurance policies will have no liability for claims made after 12:01 a.m. on the day after the Closing Date.

          SECTION 5.15.  Non-Competition.  The Seller agrees that, for a period
                         ---------------
of six years after the Closing, it shall not, and shall cause its subsidiaries not to, except as required to comply with the order contained in the FTC Agreement, (a) engage, directly or indirectly, in the sale of methoprene or methoprene-based products in the United States and Canada, (b) manufacture and sell, or cause to be manufactured for sale, in the United States and Canada, methoprene to any Person other than the Parent, the Purchaser or their designee, or (c) without the prior written consent of the Purchaser, own an interest in, operate, control or become a partner or stockholder in, any Person that engages, directly or indirectly, in such sales or manufacture; provided, however, that
                                                      --------  -------
ownership of securities having no more than 10% of the outstanding voting power of any Person shall not be deemed to violate this Section 5.15.

          SECTION 5.16.  Guaranty by Parent.  The Parent hereby guarantees the
                         ------------------
performance by the Purchaser of its obligations under this Agreement and the Ancillary Agreements and agrees to cause the Purchaser to pay, perform and discharge when due all of the Purchaser's covenants, agreements, liabilities and obligations hereunder and thereunder.

          SECTION 5.17.  Audited Financial Statements.  The Seller shall, and
                         ----------------------------
shall cause the Subsidiaries and their respective directors, officers and employees to, cooperate with the Purchaser, at the Purchaser's sole cost and expense, in providing all financial information to the Purchaser relating to the Business as the Purchaser may reasonably request in connection with the preparation by the Parent of such audited financial statements as may be required to be filed by the Parent with the Securities and Exchange Commission. The Seller agrees to cause Sandoz Agro to provide to Deloitte & Touche LLP, the Parent's independent public accountants, reasonable and customary representations regarding the preparation of financial statements of the Business. The Parent agrees to indemnify the Seller and its Affiliates, officers, directors, employees, agents, successors and assigns against and hold them harmless from all Losses actually incurred by them arising out of or in connection with such representations. Such indemnification shall be governed by the procedures set forth in Section 9.02(c) (it being understood and agreed that the limitations set forth in Sections 9.02(b) and (d) shall not be applicable thereto). The Parent and the Purchaser, on behalf of themselves and their Affiliates, officers, directors, employees, agents, successors and assigns, further hereby fully release and discharge the Seller and its Affiliates from any and all claims, causes of action or similar rights any of them now or hereafter may have arising out of or in connection with such representations or the engagement of Deloitte & Touche LLP hereunder.

          SECTION 5.18.  Limited License Back.  After the Closing, to the extent
                         --------------------
required to satisfy any continuing contractual obligations of the Seller and the Subsidiaries to third parties under any of the license or sublicense agreements listed in Section 3.09 of the Disclosure Schedule, the Purchaser shall grant to the Seller and the Subsidiaries under the relevant trademarks a limited license, with the limited right to sublicense. The terms and conditions of such license back to the Seller and the Subsidiaries shall be commensurate in scope to the terms and conditions set forth in such license and sublicense agreements. Further, to the extent the Seller or any of the Subsidiaries, after the Closing, remains a party to any of the license or sublicense agreements listed in Section
3.09 of the Disclosure Schedule, the Seller shall not, and shall cause the Subsidiaries not to, renew any such license or sublicense agreements upon their termination.

          SECTION 5.19.  Transition Services.  Prior to or at the Closing, the
                         -------------------
Purchaser and the Seller shall enter into a transition services agreement on mutually acceptable terms providing, on a fairly allocated cost basis and for a period of three months after the Closing Date, for the provision by Sandoz Agro to the Purchaser of the following services: (a) management information systems services, (b) customer service support services and (c) financial and other administrative services (such as general ledger, accounts payable, accounts receivable and payroll).

          SECTION 5.20.  Right of First Refusal.  In the event the Purchaser
                         ----------------------
intends to sell the Owned Real Property to any Person other than any of its Affiliates, the Purchaser shall offer the Owned Real Property to the Seller on the same terms and conditions as the proposed sale to such third party. The Purchaser shall promptly provide to the Seller all information reasonably requested by the Seller to enable the Seller to evaluate such offer. The Seller shall have the right to accept or reject such offer in its sole discretion within 60 days after receiving such offer and all such requested information. In the event the Seller does not accept such offer, the Purchaser shall have the right to sell the Owned Real Property to such third party, but only on terms no less favorable to the Purchaser than those offered to the Seller.

          SECTION 5.21.  Title Matters.  At or prior to the Closing, the Seller
                         -------------
agrees to: (i) execute and deliver to the company providing title insurance to the Purchaser an affidavit and indemnity in reasonable and customary form as to the absence of parties-in-possession and unpaid work or services relating to the Dallas Facility; (ii) cause record title to the Dallas Facility to be vested in the Seller or a Subsidiary so that the Seller or such Subsidiary will be the grantor named in the Deed; and (iii) cause to be removed of record to the Dallas Facility both the $200,000 Deed of Trust, dated July 26, 1962, made by Thurmond
A. Williamson et. al. in favor of Knox W. Sherrill, trustee, and the $400,000
              --  --
Deed of Trust, dated April 4, 1969, made by Thuron Industries, Inc. in favor of Knox W. Sherrill, trustee.

          SECTION 5.22.  Further Action.  Each of the parties hereto shall
                         --------------
execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby. Without limiting the generality of the foregoing, during the term of the Methoprene Supply Agreement, the Seller shall use best efforts to facilitate the Purchaser's ability to obtain adequate supplies of methoprene starter material, chemical name S-(3,7-Dimethyl-7-methoxy-1-octanal) from Takasago Iwata.


                                   ARTICLE VI

                                EMPLOYEE MATTERS

          SECTION 6.01.  Employees.  (a) On the Closing Date, the Purchaser
                         ---------
shall be obligated to offer employment to (i) not less than 70 persons employed by the Seller and the Subsidiaries in respect of the Business at the Dallas Facility immediately prior to the Closing and (ii) such number of other persons described in Exhibit 6.01 (which describes by location, function and headcount all other persons who are employed by the Seller or any Subsidiary principally in respect of the Business) such that the total number of persons offered employment by the Purchaser pursuant to clause (i) and this clause (ii) shall equal not less than 130. All persons described in clauses (i) and (ii) of the preceding sentence who accept employment with the Purchaser are referred to as "Transferred Employees". For the one-year period commencing on the Closing Date
 ---------------------
(or such longer period as may be required by the terms of applicable law) (the "Continuation Period"), the Purchaser agrees to provide the Transferred
 -------------------
Employees with employee benefits that in the aggregate are substantially equivalent to, and no less favorable than, those provided to such Transferred Employees immediately prior to the Closing, provided that the Purchaser shall establish or designate a severance plan which provides the Transferred Employees with severance benefits no less favorable than those provided to the Transferred Employees immediately prior to the Closing Date by the Sandoz Agro, Inc. U.S. Novartis program without regard to management discretion to determine which components of the program are available in certain instances (except that the Voluntary Retirement Incentive Package which is a component of the Novartis program shall not be offered to any person employed by the Seller and the Subsidiaries in respect of the Business at the Dallas Facility immediately prior to the Closing Date), and provided further that although such employee benefits shall be effective as of the Closing Date, they may be implemented by the Purchaser within a reasonable time (as determined by the Purchaser) thereafter. Nothing in this Article VI shall prevent the Purchaser from terminating the employment of any Transferred Employee, whether or not within the Continuation Period.

          (b) To the extent that service is relevant for purposes of eligibility, vesting or benefit accrual under any employee benefit plan, program or arrangement established or maintained by the Purchaser for the benefit of Transferred Employees, such plan, program or arrangement shall credit such employees for service on or prior to the Closing with the Seller and its Affiliates, unless such grant of past service is prohibited by applicable law.

          SECTION 6.02.  Defined Benefit Plans.  (a)  Effective as of the
                         ---------------------
Closing Date, the Transferred Employees shall no longer participate in the Sandoz Agro, Inc. Pension Plan (the "Pension Plan"), and the Seller shall have
                                     ------------
taken all such action prior to the Closing Date as may be required to achieve this result. Effective as of the Closing Date, the Purchaser shall establish a replacement defined benefit pension plan (the "New Defined Benefit Plan")
                                               ------------------------
intended to be qualified under Section 401(a) of the Code, and a related trust intended to be exempt from taxation under Section 501(a) of the Code, for the benefit of the Transferred Employees, the terms of which plan and trust shall be substantially identical to the terms of the Pension Plan. The Purchaser agrees to apply for, and to take all actions necessary to secure, as soon as practicable after the Closing Date, a determination letter from the IRS to the effect that the New Defined Benefit Plan is qualified under the applicable provisions of the Code. The Purchaser shall recognize the service of the Transferred Employees with the Seller and its Affiliates prior to the Closing Date for all purposes under the New Defined Benefit Plan.

          (b) As soon as practicable following the date hereof, the Seller shall cause its actuaries to determine, effective as of the Closing Date and in accordance with the requirements of ERISA and Section 414(l) of the Code, an amount of assets of the Pension Plan (the "Plan Assets Amount") equal to the
                                           ------------------
arithmetic average of (x) the ABO Amount (as defined below) and (y) the PBO Amount (as defined below). Not later than 90 days after the Closing Date, the Seller shall cause its actuary to deliver to the Purchaser's actuary a written report, with the necessary supporting data, setting forth the calculations by the Seller's actuary of the Plan Assets Amount and a determination as to whether such amount complies with Section 414(l) of the Code. The Purchaser's actuary shall have 30 days after the receipt of the Sellers' actuary's report in which to dispute the results of the calculation of the Plan Assets Amount by the Seller's actuary and notify the Seller's actuary of the reason for such dispute. If the Purchaser's actuary does not respond within 30 days, the Plan Assets Amount as calculated by the Seller's actuary shall be final, binding and conclusive on the parties hereto. If the Purchaser's actuary notifies the Seller's actuary that he does not agree with the Seller's actuary's calculation of the Plan Assets Amount, the Seller and the Purchaser shall use all reasonable efforts to cause their respective actuaries to negotiate with each other in good faith with a view to agreeing with respect to those amounts. If the actuaries fail to agree within 30 days of the Purchaser's actuary's notice to the Seller's actuary, the matter may, at the option of either the Seller or the Purchaser, be referred to a third actuary appointed by agreement of the Purchaser's and Seller's actuaries. The decision of such third actuary shall, save in the event of manifest error, be final and binding on the parties and his costs shall be paid as he directs.

          The "ABO Amount" means the accumulated benefit obligation as defined
               ----------
in Financial Accounting Standards Board Statement No. 87 ("FASB 87") for all
                                                           -------
Transferred Employees as of the Closing Date. The ABO Amount shall be determined using a 7 3/4% interest rate assumption and the other assumptions used for purposes of disclosure in the Seller's financial statement as of December 31, 1995 in accordance with FASB 87.

          The "PBO Amount" means the projected benefit obligation as defined in
               ----------
FASB 87 for all Transferred Employees. The PBO Amount shall be determined using a 7 3/4% interest rate assumption, an assumed salary growth rate of 4.5%, and the other assumptions used for purposes of disclosure in the Seller's financial statement as of December 31, 1995 in accordance with FASB 87.

          (c) As soon as practicable after the determination of the Plan Assets Amount in accordance with the procedures set forth in Section 6.02(b), the Seller shall cause Sandoz Agro to cause the transfer of an amount equal to the Plan Assets Amount from the Pension Plan to the New Defined Benefit Plan, together with interest on such Plan Assets Amount from the Closing Date to the date of transfer at a rate equal to the rate which Citibank N.A. announces from time to time as its base rate.

          (d) Notwithstanding anything else in this Section 6.02, in lieu of establishing the New Defined Benefit Plan, the Purchaser may elect to create (or designate) a defined contribution plan for the benefit of the Transferred Employees pursuant to which the Purchaser will make an employer profit sharing contribution each year in addition to any matching contribution provided for under such plan equal to the amount the Purchaser would have contributed to the New Defined Benefit Plan in compliance with the minimum funding requirements of
Section 412 of the Code had such plan been established by the Purchaser.

          (e) The Purchaser shall indemnify the Seller and its Affiliates for, and hold the Seller and its Affiliates harmless from, any and all Losses incurred by the Seller and its Affiliates by reason of the Purchaser's failure to qualify the New Defined Benefit Plan and related trust pursuant to the relevant provisions of the Code.

          SECTION 6.03.  Defined Contribution Plan.  Effective as of the Closing
                         -------------------------
Date, the Transferred Employees shall no longer participate in the Sandoz Agro, Inc. Savings Plan (the "Savings Plan"), and the Seller shall cause Sandoz Agro
                        ------------
to have taken all such action prior to the Closing Date as may be required to achieve this result. As of the Closing Date, Sandoz Agro shall cause each Transferred Employee to be 100% vested in his or her account balance. As soon as practicable after the Closing Date, Sandoz Agro shall cause the transfer of an amount representing the entire account balances of the Transferred Employees who participated in the Savings Plan immediately prior to the Closing Date determined as of the plan valuation date coinciding with or next preceding the date of the account balance transfer, together with the actual return thereon from such valuation date to the date of account balance transfer, to the trustee, designated by the Purchaser, of the qualified trust established or maintained by the Purchaser in accordance with the following sentence. After the Closing Date, the Purchaser shall establish or provide the Transferred Employees with a new savings plan intended to be qualified under Sections 401(a) and 401(k) of the Code, which shall provide (i) for immediate eligibility for participation for each Transferred Employee who participated in the Savings Plan immediately prior to the Closing Date, (ii) each such Transferred Employee with an initial account balance equal to the amount transferred to the Purchaser's savings plan in respect of such Transferred Employee's interest in the Savings Plan, and (iii) vesting and eligibility provisions that are no less favorable than those of the Savings Plan as in effect immediately prior to the Closing Date, applied by aggregating service with the Seller and its Affiliates prior to the Closing Date with service with the Purchaser and its Affiliates on and after the Closing Date. The Seller and the Purchaser agree to cooperate fully with respect to the actions necessary to effect the transactions contemplated in this Section 6.03, including, without limitation, the provision of records and information as each may reasonably request from the other.

          SECTION 6.04.  Welfare Arrangements.  Subject to Section 6.01, to the
                         --------------------
extent that any medical, dental, hospitalization, life or similar-type insurance benefits are provided to Transferred Employees through one or more Plans of the Seller or an Affiliate, the Purchaser agrees to designate or establish, effective as of the Closing, one or more benefit plans, programs or arrangements for the purpose of providing such benefits to Transferred Employees. Claims for welfare benefits made by Transferred Employees, including, without limitation, claims for medical, dental, hospitalization or disability benefits made or incurred prior to the Closing Date, shall be the obligation of the Seller and the Subsidiaries and claims incurred by Transferred Employees on or after the Closing Date with respect to such benefits shall be the obligation of the Purchaser.

          SECTION 6.05.  Indemnity.  Anything in this Agreement to the contrary
                         ---------
notwithstanding, the Purchaser hereby agrees to indemnify the Seller and its Affiliates for and hold the Seller and its Affiliates harmless from any and all Losses arising out of or otherwise in respect of (i) any claim by any Transferred Employee arising on or after the Closing Date against the Seller or any of its Affiliates for any severance or termination benefits pursuant to the provisions of any plan, program or arrangement or any applicable Federal or state law (provided, however, that no indemnity shall apply to any Transferred
           --------  -------
Employee who has received severance benefits under the Purchaser's severance plan as established in accordance with the terms of Section 6.01(a)), (ii) any suit or claim of violation brought against the Seller or any of its Affiliates under the Worker Adjustment and Retraining Notification Act of 1988 for any actions taken by the Purchaser with respect to any facility, site of employment, operating unit or Transferred Employee and (iii) any failure of the Purchaser to discharge its obligations under this Article VI. The provisions of Sections 9.02(c) and 9.02(d) shall apply to the Purchaser's indemnification obligations under this Section 6.05. For purposes of this Section 6.05, the number of Transferred Employees shall be deemed to be the greater of the actual number of Transferred Employees and 87; provided that, if less than 70 persons employed by the Seller and the
        --------
Subsidiaries in respect of the Business at the Dallas Facility are included in the Transferred Employees, then the number of Transferred Employees shall be further increased by such difference.

          SECTION 6.06.  COBRA.  With respect to any employee whose employment
                         -----
relates to the Business but who terminates employment with the Seller on or before the Closing Date, the Seller will continue to provide for "continuation coverage" to or for the benefit of each such employee and each "qualified beneficiary" entitled thereto by applicable law (as such terms are defined in Code Section 4980B) and shall otherwise comply in all respects with the requirements (including notice requirements) of Code Section 4980B as to each such employee and each such qualified beneficiary with respect to whom a "qualifying event" (as defined in Code Section 4980B) has occurred (or will occur) through the Closing Date, including any such qualifying event that may occur as of the Closing Date or as a result of the consummation of the transactions contemplated by this Agreement provided such employee is not a Transferred Employee. The Purchaser shall, within 60 days after the Seller's written request to furnish the Seller with copies of the Purchaser's health plan and the summary plan description for the Seller's health plan, furnish such copies to the Seller.


                                  ARTICLE VII

                                  TAX MATTERS

          SECTION 7.01.  Sales, Use and Other Transfer Taxes.  The Purchaser
                         -----------------------------------
shall provide the Seller with resale exemption certificates as is appropriate. The Purchaser and the Seller shall each be responsible for 50% of any and all excise, sales, value added, use, registration, stamp, franchise, property transfer, transfer and similar Taxes, levies, charges and fees (including all real estate transfer taxes) incurred in connection with the transactions contemplated by this Agreement. The Purchaser and the Seller agree to cooperate in the filing of all necessary documentation and all Tax returns, reports and forms ("Returns") with respect to all such Taxes, including any available pre-
        -------
sale filing procedure.

          SECTION 7.02.  Property Taxes.  The Purchaser shall pay all real and
                         --------------
personal property Taxes attributable to the Assets that are due after the Closing Date, whether accruing prior to or after the Closing Date.

          SECTION 7.03.  Treatment of Indemnity Payments.  All payments made by
                         -------------------------------
the Seller or the Purchaser, as the case may be, to or for the benefit of the other party pursuant to any indemnification obligations under this Agreement shall be treated as adjustments to the purchase price for Tax purposes and such agreed treatment shall govern for purposes of this Agreement.

          SECTION 7.04.  Allocation of Purchase Price.  Neither the Seller nor
                         ----------------------------
the Purchaser shall, or permit any of its Affiliates to, file any Return, or take a position with a Tax authority, that is inconsistent with the allocation of the Purchase Price set forth in Section 2.03(b), or that treats the transactions contemplated by this Agreement in a manner inconsistent with the terms of this Agreement. Each of the Seller and the Purchaser agrees to cooperate with the other party in preparing a Form 8594 for filing by each of them and to furnish the other party with a copy of such Form 8594 within a reasonable period before its filing due date. Neither the Seller nor the Purchaser shall agree to any adjustment to the allocation as set forth in
Section 2.03(b) without the prior written consent of the other party, which consent shall not be unreasonably withheld.

          SECTION 7.05.  Cooperation.  The Purchaser and the Seller shall
                         -----------
cooperate with each other and with each other's respective agents, including accounting firms and legal counsel, in connection with the preparation or audit of any Return(s) and any Tax claim or litigation in respect of the Assets that include whole or partial taxable periods, activities, operations or events on or prior to the Closing Date, which cooperation shall include, but not be limited to, making available employees, if any, for the purpose of providing testimony and advice, or original documents, or either of them.


                                  ARTICLE VIII

                             CONDITIONS TO CLOSING

          SECTION 8.01.  Conditions to Obligations of the Seller.  The
                         ---------------------------------------
obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) Representations and Warranties; Covenants.  The representations
              -----------------------------------------
     and warranties of the Purchaser contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are specifically made as of another date, the covenants and agreements contained in this Agreement to be complied with by the Purchaser at or before the Closing shall have been complied with in all material respects, and the Seller shall have received a certificate of the Purchaser to such effect signed by a duly authorized officer thereof;

          (b) Merger Control.  Any waiting period (and any extension thereof)
              --------------
     under any foreign antitrust or merger control law or regulation applicable to the purchase of the Assets contemplated hereby shall have expired or shall have been terminated;

          (c) FTC Approval.  This Agreement and the transactions contemplated
              ------------
     hereby shall have been approved by the FTC as required by Section III(B) of the order contained in the FTC Agreement;

          (d) No Order.  No United States or state governmental authority or
              --------
     other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the parties hereto shall use all reasonable efforts
     --------  -------
     to have any such order or injunction vacated; and

          (e) Ancillary Agreements.  The Purchaser shall have duly executed and
              --------------------
     delivered to the Seller counterparts of each of the Ancillary Agreements to which it is to be a party.

          SECTION 8.02.  Conditions to Obligations of the Purchaser.  The
                         ------------------------------------------
obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) Representations and Warranties; Covenants.  The representations
              -----------------------------------------
     and warranties of the Seller contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are specifically made as of another date, the covenants and agreements contained in this Agreement to be complied with by the Seller at or before the Closing shall have been complied with in all material respects, and the Purchaser shall have received a certificate of the Seller to such effect signed by a duly authorized officer thereof;

          (b) Merger Control.  Any waiting period (and any extension thereof)
              --------------
     under any foreign antitrust or merger control law or regulation applicable to the purchase of the Assets contemplated hereby shall have expired or shall have been terminated;

          (c) No Order.  No United States or state governmental authority or
              --------
     other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions;

     provided, however, that the parties hereto shall use all reasonable efforts
     --------  -------
     to have any such order or injunction vacated; and

          (d) Ancillary Agreements.  The Seller and the Subsidiaries, as
              --------------------
     appropriate, shall have duly executed and delivered to the Purchaser counterparts of each of the Ancillary Agreements.


                                   ARTICLE IX

                                INDEMNIFICATION

          SECTION 9.01.  Survival.  Subject to the limitations and other
                         --------
provisions of this Agreement, the representations and warranties of the parties hereto contained herein shall survive the Closing and shall remain in full force and effect for a period of two years after the Closing Date (including the representation set forth in Section 3.11 notwithstanding any doctrine of merger).

          SECTION 9.02.  Indemnification by the Purchaser.  (a)  The Purchaser
                         --------------------------------
agrees, subject to the other terms and conditions of this Agreement, to indemnify the Seller and its Affiliates, officers, directors, employees, agents, successors and assigns (as used in this Section 9.02, each a "Seller Indemnified
                                                              ------------------
Party") against and hold them harmless from all liabilities, losses, damages,
-----
claims, costs and expenses (including reasonable attorney's fees) (collectively, "Losses") actually incurred by them arising out of (i) the breach of any
 ------
representation or warranty of the Purchaser herein, (ii) the breach of any covenant or agreement of the Purchaser herein (other than Article VI, it being understood that the sole remedy for breach thereof shall be pursuant to Article
(I) and (iii) the conduct of the Business by the Purchaser following the Closing. Anything in Section 9.01 to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against the Purchaser for breach of any representation or warranty contained herein, unless written notice of such claim or action is received by the Purchaser describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 9.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

          (b) No claim may be made against the Purchaser for indemnification pursuant to clause (i) of the first sentence of Section 9.02(a) with respect to any individual item of Loss, unless such item exceeds the Designated Amount and unless the aggregate of all such Losses of the Seller Indemnified Parties with respect to such clause (i) shall exceed an amount equal to $1.0 million, and the Purchaser shall not be required to pay or be liable for the amount equal to the first $1.0 million in aggregate amount of any such Losses. No

Seller Indemnified Party shall be indemnified pursuant to clause (i) of the first sentence of Section 9.02(a) with respect to any individual item of Loss if the aggregate of all Losses of the Seller Indemnified Parties for which the Seller Indemnified Parties have received indemnification pursuant to such clause
(i) shall have exceeded an amount equal to 25% of the Purchase Price. Indemnification pursuant to clause (ii) or (iii) of the first sentence of
Section 9.02(a) shall not be limited by the two immediately preceding sentences.

          (c) A Seller Indemnified Party shall give the Purchaser prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which a Seller Indemnified Party has knowledge concerning any Loss as to which a Seller Indemnified Party may request indemnification hereunder or any Loss as to which the $1.0 million amount referred to in Section 9.02(b) may be applied. The Purchaser shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense. If the Purchaser elects to assume the defense of any such claim or proceeding, the Seller Indemnified Party may participate in such defense, but in such case the expenses of the Seller Indemnified Party shall be paid by the Seller Indemnified Party. The Seller Indemnified Party shall provide the Purchaser with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Purchaser in the defense or settlement thereof, and the Purchaser shall reimburse the Seller Indemnified Party for all the reasonable out-of-pocket expenses of such Seller Indemnified Party in connection therewith. If the Purchaser elects to direct the defense of any such claim or proceeding, the Seller Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability, unless the Purchaser consents in writing to such payment or unless the Purchaser, subject to the last sentence of this Section 9.02(c), withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of the Purchaser is entered against the Seller Indemnified Party for such liability. If the Purchaser shall fail to undertake any such defense, the Seller Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Purchaser's expense. If the Seller Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 9.02(c) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forgo appeal with respect thereto, then the Seller Indemnified Party shall give the Purchaser prompt written notice thereof and the Purchaser shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

          (d) Subject to Section 11.10, the Seller hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article IX. In furtherance of the foregoing, the Seller hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against the Purchaser arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise).

          (e) Except as expressly set forth in this Agreement, the Purchaser is not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of the Seller, after the consummation of the purchase and sale of the Business contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby.

          SECTION 9.03.  Indemnification by the Seller.  (a)  The Seller agrees,
                         -----------------------------
subject to the other terms and conditions of this Agreement, to indemnify the Parent, the Purchaser and their respective Affiliates, officers, directors, employees, agents, successors and assigns (as used in this Section 9.03, each a "Purchaser Indemnified Party") against and hold them harmless from (i) all
 ---------------------------
Losses actually incurred by them arising out of the breach of any representation or warranty of the Seller herein, (ii) all Losses actually incurred by them arising out of the breach of any covenant or agreement of the Seller herein (provided that the indemnity provided by clauses (i) and (ii) does not extend to
 --------
the breach of any representation, warranty, covenant or agreement of the Seller as it relates to any Environmental Law, irrespective of the date of enactment or promulgation) and (iii) all Losses (each such Loss being an "Environmental
                                                             -------------
Loss") incurred by them arising out of (A) any Hazardous Material located in, on
----
or under, or emanating from, the Owned Real Property prior to the Closing, to the extent such Losses are incurred by a Purchaser Indemnified Party after such Purchaser Indemnified Party has provided to the Seller prompt written notice of the presence of such Hazardous Material and has provided the Seller with the opportunity and access to the Owned Real Property to conduct any investigation or cleanup necessary to address such Hazardous Material, and (B) any Environmental Claim based upon any activity conducted on the Owned Real Property prior to the Closing. Anything in Section 9.01 to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against the Seller for breach of any representation or warranty contained herein or any individual item of Environmental Loss, unless written notice of such claim or action is received by the Seller describing in detail the facts and circumstances with respect to the subject matter of such claim or action (x) with respect to breach of any representation or warranty contained herein, on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 9.01 and (y) with respect to any individual item of Environmental Loss, on or prior to the earlier of (I) the twenty-fifth anniversary of the Closing Date and (II) the date the Dallas Facility is operated for purposes not substantially similar to those for which it is currently operated (it being understood that abandonment of the Dallas Facility shall not be deemed to be operation for purposes not substantially similar), irrespective in any case of whether the subject matter of such claim or action shall have occurred before or after such date.

          (b) No claim may be made against the Seller for indemnification pursuant to clause (i) of the first sentence of Section 9.03(a) with respect to any individual item of Loss, unless such item exceeds the Designated Amount and unless the aggregate of all such Losses of the Purchaser Indemnified Parties with respect to clause (i) of the first sentence of Section 9.03(a) shall exceed an amount equal to $1.0 million, and the Seller shall not be required to pay or be liable for the amount equal to the first $1.0 million in aggregate amount of any such Losses. No Purchaser Indemnified Party shall be indemnified pursuant to clause (i) of the first sentence of Section 9.03(a) with respect to any individual item of Loss if the aggregate of all such Losses of the Purchaser Indemnified Parties for which the Purchaser Indemnified Parties have received indemnification pursuant to clause (i) of the first sentence of Section 9.03(a) shall have exceeded an amount equal to 25% of the Purchase Price. Indemnification pursuant to clause (ii) or (iii) of the first sentence of
Section 9.03(a) shall not be limited by the two immediately preceding sentences. For the purposes of this Section 9.03, in computing such individual or aggregate amounts of claims, the amount of each claim shall be deemed to be an amount net of any reserves provided for the item in question in the Reference Statement of Net Assets and shall be calculated without regard to any materiality threshold in the relevant representation or warranty.

          (c) Payments by the Seller pursuant to Section 9.03(a) shall be limited to the amount of any Loss that remains after deducting therefrom any reserves provided for the item in question in the Reference Statement of Net Assets.

          (d) A Purchaser Indemnified Party shall give the Seller prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which such Purchaser Indemnified Party has knowledge concerning any Loss as to which such Purchaser Indemnified Party intends to request indemnification hereunder (including, without limitation, any Environmental Claim) or any Loss as to which the $1.0 million amount referred to in Section 9.03(b) may be applied. The Seller shall have the right to direct, through counsel of its own choosing, the defense or settlement of any such claim or proceeding at its own expense. If the Seller elects to assume the defense of any such claim or proceeding, the Purchaser Indemnified Party may participate in such defense, but in such case the expenses of the Purchaser Indemnified Party shall be paid by the Purchaser Indemnified Party. The Purchaser Indemnified Party shall provide the Seller with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Seller in the defense or settlement thereof, and the Seller shall reimburse the Purchaser Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. If the Seller elects to direct the defense of any such claim or proceeding, the Purchaser Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Seller consents in writing to such payment or unless the Seller, subject to the last sentence of this Section 9.03(d), withdraws from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of the Seller is entered against the Purchaser Indemnified Party for such liability. If the Seller shall fail to undertake any such defense, the Purchaser Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Seller's expense. If the Purchaser Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 9.03(d) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forgo any appeal with respect thereto, then the Purchaser Indemnified Party shall give the Seller prompt written notice thereof and the Seller shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

          (e) Subject to Section 11.10, the Purchaser hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article IX. In furtherance of the foregoing, the Purchaser hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against the Seller arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise).

          (f) Except as expressly set forth in this Agreement, the Seller is not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of the Purchaser, after the consummation of the purchase and sale of the Business contemplated hereby, to rescind this Agreement or any of the transactions contemplated hereby.


                                   ARTICLE X

                             TERMINATION AND WAIVER

          SECTION 10.01.  Termination.  This Agreement may be terminated at any
                          -----------
time prior to the Closing:

          (a) by the mutual written consent of the Seller and the Purchaser; or

          (b) by either the Seller or the Purchaser, if the Closing shall not have occurred prior to the earlier of (i) May 31, 1997 and (ii) the thirtieth day after the order contained in the FTC Agreement becomes final (but in no event prior to April

     18, 1997); provided, however, that the right to terminate this Agreement
                --------  -------
     under this Section 10.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date; or

          (c) by the Seller in the event that an Assistant Director of the Bureau of Competition of the FTC shall have indicated to the Seller in writing that the purchase of the Assets by the Purchaser pursuant to this Agreement will not be approved.

Time shall be of the essence in this Agreement.

          SECTION 10.02.  Effect of Termination.  In the event of termination of
                          ---------------------
this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto (a) except as set forth in Section 5.05 and Section 11.01 and (b) nothing herein shall relieve either party from liability for any wilful breach hereof.

          SECTION 10.03.  Waiver.  Either party hereto may (a) extend the time
                          ------
for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.


                                   ARTICLE XI

                               GENERAL PROVISIONS

          SECTION 11.01.  Expenses.  All costs and expenses, including, without
                          --------
limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

          SECTION 11.02.  Notices.  All notices, requests, demands, claims and
                          -------
other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to the Seller:

               Novartis Inc.
               Schwarzwaldallee 215
               CH-4002
               Basel, Switzerland
               Telecopy No.:  41-61-324-3040
               Attention:  Christoph Maeder, Esq.

               with a copy to:

               Shearman & Sterling
               599 Lexington Avenue
               New York, New York  10022
               Telecopy No.:  (212) 848-7179
               Attention:  David W. Heleniak, Esq.

          (b)  if to the Parent or the Purchaser:

               Central Garden & Pet Company
               3697 Mt. Diablo Boulevard
               Lafayette, California  94549
               Telecopy No.:  (510) 283-4984
               Attention:  William E. Brown

               with a copy to:

               Orrick, Herrington & Sutcliffe LLP
               400 Sansome Street
               San Francisco, California  94111
               Telecopy No.:  (415) 773-5759
               Attention:  John F. Seegal, Esq.

          SECTION 11.03.  Public Announcements.  Except as may be required by
                          --------------------
applicable law, no party to this Agreement shall make, or cause to be made, any press release or public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior approval of the other party, and the parties shall cooperate as to the timing and contents of any such announcement.

          SECTION 11.04.  Headings.  The headings contained in this Agreement
                          --------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 11.05.  Severability.  If any term or other provision of this
                          ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

          SECTION 11.06.  Entire Agreement.  This Agreement constitutes the
                          ----------------
entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral (including, without limitation, the Original Agreement and the letter of intent, dated as of December 6, 1996, among the Seller, the Parent and the Purchaser), other than the Confidentiality Agreement, between the Seller and the Purchaser or the Parent, with respect to the subject matter hereof.

          SECTION 11.07.  Assignment.  This Agreement shall not be assigned
                          ----------
without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller and the Purchaser); provided, however, that (a) the Purchaser may assign this Agreement
            --------  -------
to the Parent or to any wholly or majority-owned subsidiary of the Parent, provided that any such assignment shall not relieve the Purchaser and the Parent
--------
from any of their respective obligations under this Agreement, and (b) the Parent or the Purchaser may (i) assign its rights to indemnification under clause (iii) of the first sentence of Section 9.03(a) to a Person who purchases or leases the Owned Real Property from the Purchaser, the Parent or any of their Affiliates or (ii) grant a security interest in such rights to a Person who provides financing to the Parent or the Purchaser secured by the Owned Real Property.

          SECTION 11.08.  Successors and Assigns.  This Agreement shall be
                          ----------------------
binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          SECTION 11.09.  No Third-Party Beneficiaries.  Except as provided in
                          ----------------------------
Articles VI and IX, this Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 11.10.  Amendment.  This Agreement may not be amended or
                          ---------
modified except by an instrument in writing signed by the Seller and the Purchaser.

          SECTION 11.11.  Specific Performance.  The parties hereto agree that
                          --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and the parties shall be entitled to specific performance of the terms hereof.

          SECTION 11.12.  Governing Law.  This Agreement shall be governed by
                          -------------
the laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in The City of New York, and the parties hereto hereby consent to the jurisdiction of such courts in any such action or proceeding.

          SECTION 11.13.  Counterparts.  This Agreement may be executed in one
                          ------------
or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the Seller, the Parent and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                 NOVARTIS INC.


                                 By /s/ Raymund Breu / Christolph Maeder
                                   -------------------------------------
                                   Name:  Raymund Breu and
                                          Christolph Maeder
                                   Title: CFO
                                          Sr. Corporate Counsel



                                 CENTRAL GARDEN & PET COMPANY


                                 By /s/ William E. Brown
                                   ---------------------
                                   Name:  William E. Brown
                                   Title: C.E.O.



                                 CENTIC ACQUISITION CORP.


                                 By /s/ William E. Brown
                                   ---------------------
                                   Name:  William E. Brown
                                   Title: C.E.O.

================================================================================


                            ------------------------

                              AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT

                            ------------------------


                          dated as of February 3, 1997

                                     among

                                 NOVARTIS INC.
                     (successor by merger to Sandoz Ltd.),

                          CENTRAL GARDEN & PET COMPANY

                                      and

                            CENTIC ACQUISITION CORP.



================================================================================

                               TABLE OF CONTENTS

                                                                                                     Page

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01.  Certain Defined Terms.............................................................      2
SECTION 1.02.  Other Defined Terms...............................................................      5

                                   ARTICLE II

                               PURCHASE AND SALE


SECTION 2.01.  Assets to Be Sold.................................................................      6
SECTION 2.02.  Assumption of Liabilities.........................................................      7
SECTION 2.03.  Purchase Price; Allocation of Purchase Price......................................      8
SECTION 2.04.  Closing...........................................................................      8
SECTION 2.05.  Closing Deliveries by the Seller..................................................      8
SECTION 2.06.  Closing Deliveries by the Purchaser...............................................      9

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

SECTION 3.01.  Incorporation and Authority of the Seller and the Subsidiaries....................      9
SECTION 3.02.  No Conflict.......................................................................     10
SECTION 3.03.  Consents and Approvals............................................................     10
SECTION 3.04.  Financial Information.............................................................     10
SECTION 3.05.  Litigation........................................................................     11
SECTION 3.06.  Compliance with Laws..............................................................     11
SECTION 3.07.  Environmental, Health and Safety Compliance.......................................     11
SECTION 3.08.  Licenses and Permits..............................................................     11
SECTION 3.09.  Patents, Trademarks and Service Marks.............................................     12
SECTION 3.10.  Assets............................................................................     12
SECTION 3.11.  Real Property.....................................................................     12
SECTION 3.12.  Insurance.........................................................................     12
SECTION 3.13.  Employee Benefit Matters..........................................................     12
SECTION 3.14.  Labor Matters.....................................................................     14
SECTION 3.15.  Taxes.............................................................................     14
SECTION 3.16.  Material Contracts................................................................     14
SECTION 3.17.  Absence of Changes or Events......................................................     15
SECTION 3.18.  Customers.........................................................................     16


SECTION 3.19.  Assets............................................................................     16
SECTION 3.20.  Brokers...........................................................................     16

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 4.01.  Incorporation and Authority of the Purchaser......................................     16
SECTION 4.02.  Incorporation and Authority of the Parent.........................................     17
SECTION 4.03.  No Conflict.......................................................................     17
SECTION 4.04.  Consents and Approvals............................................................     18
SECTION 4.05.  Litigation........................................................................     18
SECTION 4.06.  Financing.........................................................................     18
SECTION 4.07.  Brokers...........................................................................     18

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

SECTION 5.01.  Conduct of Business Prior to the Closing..........................................     18
SECTION 5.02.  Investigation.....................................................................     19
SECTION 5.03.  Access to Information.............................................................     20
SECTION 5.04.  Books and Records.................................................................     21
SECTION 5.05.  Confidentiality...................................................................     21
SECTION 5.06.  Regulatory and Other Authorizations; Consents.....................................     22
SECTION 5.07.  Notification to Governmental Authorities..........................................     25
SECTION 5.08.  No Solicitation...................................................................     25
SECTION 5.09.  Bulk Transfer Laws................................................................     25
SECTION 5.10.  Ancillary Agreements..............................................................     26
SECTION 5.11.  Seller's Access to Registration and Product Efficacy Data.........................     26
SECTION 5.12.  Use of Names......................................................................     27
SECTION 5.13.  Excluded Liabilities..............................................................     27
SECTION 5.14.  Insurance.........................................................................     27
SECTION 5.15.  Non-Competition...................................................................     28
SECTION 5.16.  Guaranty by Parent................................................................     28
SECTION 5.17.  Audited Financial Statements......................................................     28
SECTION 5.18.  Limited License Back..............................................................     29
SECTION 5.19.  Transition Services...............................................................     29
SECTION 5.20.  Right of First Refusal............................................................     29
SECTION 5.21.  Title Matters.....................................................................     29
SECTION 5.22.  Further Action....................................................................     30

                                  ARTICLE VI

                                EMPLOYEE MATTERS
SECTION 6.01.  Employees.........................................................................     30
SECTION 6.02.  Defined Benefit Plans.............................................................     31
SECTION 6.03.  Defined Contribution Plan.........................................................     32
SECTION 6.04.  Welfare Arrangements..............................................................     33
SECTION 6.05.  Indemnity.........................................................................     33
SECTION 6.06.  COBRA.............................................................................     34

                                  ARTICLE VII

                                  TAX MATTERS

SECTION 7.01.  Sales, Use and Other Transfer Taxes...............................................     34
SECTION 7.02.  Property Taxes....................................................................     34
SECTION 7.03.  Treatment of Indemnity Payments...................................................     34
SECTION 7.04.  Allocation of Purchase Price......................................................     35
SECTION 7.05.  Cooperation.......................................................................     35

                                  ARTICLE VIII

                             CONDITIONS TO CLOSING

SECTION 8.01.  Conditions to Obligations of the Seller...........................................     35
SECTION 8.02.  Conditions to Obligations of the Purchaser........................................     36

                                   ARTICLE IX

                                INDEMNIFICATION

SECTION 9.01.  Survival..........................................................................     37
SECTION 9.02.  Indemnification by the Purchaser..................................................     37
SECTION 9.03.  Indemnification by the Seller.....................................................     39

                                   ARTICLE X

                             TERMINATION AND WAIVER

SECTION 10.01.  Termination......................................................................     41
SECTION 10.02.  Effect of Termination............................................................     42
SECTION 10.03.  Waiver...........................................................................     42

                                  ARTICLE XI

                              GENERAL PROVISIONS
SECTION 11.01.  Expenses.........................................................................     42
SECTION 11.02.  Notices..........................................................................     42
SECTION 11.03.  Public Announcements.............................................................     43
SECTION 11.04.  Headings.........................................................................     43
SECTION 11.05.  Severability.....................................................................     44
SECTION 11.06.  Entire Agreement.................................................................     44
SECTION 11.07.  Assignment.......................................................................     44
SECTION 11.08.  Successors and Assigns...........................................................     44
SECTION 11.09.  No Third-Party Beneficiaries.....................................................     44
SECTION 11.10.  Amendment........................................................................     44
SECTION 11.11.  Specific Performance.............................................................     45
SECTION 11.12.  Governing Law....................................................................     45
SECTION 11.13.  Counterparts.....................................................................     45

EXHIBITS
--------

1         List of Additional Products
1.01(a)   Form of Assumption Agreement
1.01(b)   Form of Bill of Sale and Assignment
2.01(a)   List of Assets
2.01(b)   List of Excluded Assets
2.03(b)   Allocation of Purchase Price
3.04      Reference Statement of Net Assets
5.10(a)   Toll Manufacturing Agreement
5.10(b)   Methoprene Supply Agreement
5.10(c)   Technology License and Support Agreement
6.01      List of Employees to Whom the Purchaser Intends to Offer Employment

     AMENDMENT NO. 1, dated as of April 22, 1997 (this "Amendment"), to the
                                                        ---------
Amended and Restated Asset Purchase Agreement, dated as of February 3, 1997 (the "Agreement"; capitalized terms used but not otherwise defined herein shall have
 ---------
the meanings ascribed to such terms in the Agreement), among NOVARTIS INC., a company organized under the laws of Switzerland (the "Seller"), CENTRAL GARDEN
                                                       ------
& PET COMPANY, a Delaware corporation (the "Parent"), and CENTIC ACQUISITION
                                            ------
CORP., a California corporation (the "Purchaser").
                                      ---------


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Seller, the Parent and the Purchaser have entered into the Agreement;

     WHEREAS, the Seller, the Parent and the Purchaser desire to amend the Agreement to comply with the requirements of the Federal Trade Commission;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Seller, the Parent and the Purchaser hereby agree as follows:

     SECTION 1.  Amendments to the Agreement.  The Agreement is, effective as of
                 ---------------------------
the date hereof, hereby amended as follows:

          (a) Section 5.10 shall be amended by deleting the word "substantially" wherever such word appears therein;

          (b) Section 5.11(a) shall be amended by deleting the text thereof in its entirety and replacing it with the following:

          "(a)  The Purchaser hereby agrees that it shall and shall cause its
           Affiliates to provide the Seller and its Affiliates with absolute and unrestricted access in perpetuity to the registration data currently filed with the EPA and the appropriate Canadian federal and provincial governmental authorities for current registrations in existence at Closing any rights to which are transferred by the Seller and the Subsidiaries to the Purchaser pursuant to this Agreement, free of data compensation rights, to enable the Seller and its Affiliates (a) to register new products or new uses outside of the United States and Canada that are developed by the Seller and its Affiliates based upon registration data in existence at Closing transferred by the Seller to the Purchaser pursuant to this Agreement, (b) to maintain existing registrations outside of the United States and Canada or (c) to obtain other required regulatory clearances outside of the United States and Canada; provided, however, that the Seller and its Affiliates may have
                  --------  -------
          such access for such purposes worldwide (including the United States and Canada) for products other than products which have the uses specified in the EPA registrations for the Products of the Business (and including such access for such purposes to the registration data underlying the related active ingredient registrations for uses other than the uses specified in the EPA registrations for the Products of the Business). Such access shall include, but is not limited to: (a) acknowledging to regulatory agencies that the Seller and its Affiliates have an unrestricted right to rely upon such registration data to obtain registrations or other regulatory clearances; (b) providing copies of studies to the Seller and its Affiliates for submission to regulatory agencies; and (c) responding, at the request of the Seller or an Affiliate of the Seller, to requests from regulatory agencies for access to raw data. The Purchaser further agrees that it shall bear any and all responsibility for compliance with the EPA and any state, Canadian federal, provincial and municipal requirements related to the registration data any rights to which are transferred by the Seller and the Subsidiaries to the Purchaser pursuant to this Agreement. The Purchaser and the Seller hereby agree that data generated to maintain active ingredient registrations, data for new end-use products, and data that pertain exclusively to new uses, shall be developed by the Seller and the Purchaser according to their respective needs and shall be owned independently by the Seller and the Purchaser, respectively.";

          (c) Section 5.20 shall be amended by adding the parenthetical phrase "(other than as part of a sale by the Purchaser of all or substantially all of the Purchaser's assets relating to the Business)" after the phrase "Owned Real Property" the first time such phrase appears in Section 5.20;

          (d) Section 1(b)(iv) of the form of Bill of Sale and Assignment attached to the Agreement as Exhibit 1.01(b) and Section II(iv) of the List of Assets attached to the Agreement as Exhibit 2.01(a) shall be amended by adding the following phrase after the word "Business" the first time such word appears therein:

          ", including the active ingredient registrations for the United States and Canada,"

          (e) the form of the Toll Manufacturing Agreement attached to the Agreement as Exhibit 5.10(a) shall be amended by inserting the following at the end of Section 4(a):

          "Nothing in this Agreement shall affect or restrict the rights of the Seller acquired pursuant to the Asset Purchase Agreement.";

          (f) the form of the Methoprene Supply Agreement attached to the Agreement as Exhibit 5.10(b) shall be amended as follows:

               (i) by inserting the following parenthetical phrase after the phrase "Contract Year" the second time such phrase appears in the first paragraph of Section 4:

                      "(provided, however, that for the 1998 Contract Year, the
                      --------  -------
                      Buyer shall give such notice to the Supplier not later than August 15, 1997)"

               (ii) by deleting in its entirety the last sentence of the first paragraph of Section 4;

               (iii)  by adding the following paragraph at the end of Section 9:

                         "Neither party hereto shall have the right to use the
                    information received from the other party pursuant to this
                    Section 9 in any comparative advertising.";

               (iv) by deleting in its entirety the last sentence of the first paragraph of Section 10 and replacing it with the following:

                    "All claims regarding delayed delivery or non-delivery shall be deemed waived unless the Supplier receives written notice within 30 (thirty) days of the date set for delivery.";

               (v) by adding the phrase "and the trustee if a trustee is appointed pursuant to the FTC Agreement" after the phrase "notify the other" the first time such phrase appears in
                    Section 11;

               (vi) by deleting subsection (b) of the fourth paragraph of
                    Section 12, redesignating subsection (c) as new subsection
                    (b), and adding at the end of such redesignated subsection
                    (b) the following parenthetical phrase:

                    "(other than as part of a sale by the Buyer of all or substantially all of the Buyer's assets relating to the Business (as defined in the Asset Purchase Agreement), which sale shall be subject to Section 13 hereof)"; and

          (g) the form of the Technology License and Support Agreement attached to the Agreement as Exhibit 5.10(c) shall be amended as follows:

               (i) by adding the following phrase at the end of the second paragraph of Section 3:

                      "or (iii) assign this Agreement in accordance with Section 11 hereof";

               (ii) by adding the following sentence at the end of the second paragraph of Section 3, as amended by Section 1(j)(i) hereof:

                      "Nothing in this Agreement shall restrict any rights that the Licensee may have under the Licensor's undertaking with the antitrust authorities of the European Union (the "EU") regarding licensing of certain technologies for use
                       --
                      in the countries of the EU.";

               (iii) by deleting the second sentence of Section 4 in its entirety and replacing it with the following:

                      "Such information, assistance and advice shall be provided for a period of one year from the date hereof, except that with respect to the development of synthesis of Methoprene, such information, assistance and advice shall be available and provided upon Licensee's request for a period ending on the date on which the Licensee or its designee obtains approval of the United States Food and Drug Administration to manufacture and sell Methoprene in compliance with Good Manufacturing Practices in the United States or Canada.";

               (iv) by adding the phrase "or its designee" after the word "Licensee" the first time such word appears in the second paragraph of Section 4;

               (v) by adding the following phrase after the word "consultations" the first time such word appears in the second paragraph of Section 4:

                      ", including consultations in Licensor's plant in Muttenz, Switzerland,"

               (vi) by deleting the first sentence of Section 5 in its entirety and replacing it with the following:

                      "The Licensee shall reimburse the Licensor for all costs and expenses, as shown by documentary evidence, incurred by the Licensor in connection with the Licensor's assistance, support and advice made available to the Licensee under this Agreement during the period ending on the first anniversary of the date on which the Licensee or its designee obtains the EPA's approval to manufacture and sell Methoprene in the United States and Canada. Thereafter, the Licensee shall compensate the Licensor for all assistance, support and advice made available to the Licensee under this Agreement in the amount equal to the costs and expenses incurred by the Licensor in connection therewith plus 30%."; and

               (vii)  by adding the following sentence at the end of Section 9:

                      "Neither party hereto shall have the right to use the information received from the other party pursuant to this
                      Section 9 in any comparative advertising."

          SECTION 2.  Effect of Amendment.  Except as and to the extent
                      -------------------
expressly modified by this Amendment, the Agreement shall remain in full force and effect in all respects.

          SECTION 3.  Governing Law.  This Amendment shall be governed by the
                      -------------
laws of the State of New York.

          SECTION 4.  Counterparts.  This Amendment may be executed in one or
                      ------------
more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the Seller, the Parent and the Purchaser have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                    NOVARTIS INC.


                                    By /s/ Raymund Breu / Christolph Maeder
                                       ------------------------------------
                                       Name: Raymund Breu
                                             Christolph Maeder
                                       Title: CFO
                                            Sr. Corporate Counsel



                                    CENTRAL GARDEN & PET COMPANY


                                    By /s/ William E. Brown
                                       --------------------
                                       Name: William E. Brown
                                       Title: C.E.O.



                                    WELLMARK INTERNATIONAL


                                    By /s/ William E. Brown
                                       --------------------
                                       Name: William E. Brown
                                       Title: C.E.O.

        AMENDMENT NO. 2, dated as of May 23, 1997 (this "Amendment"), to the
                                                         ---------
Amended and Restated Asset Purchase Agreement, dated as of February 3, 1997, as amended by Amendment No. 1 thereto, dated as of April 22, 1997 (the "Agreement";
                                                                     ---------
capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement), among NOVARTIS INC., a company organized under the laws of Switzerland (the "Seller"), CENTRAL GARDEN & PET
                                              ------
COMPANY, a Delaware corporation (the "Parent"), and WELLMARK INTERNATIONAL
                                      ------
(formerly known as Centic Acquisition Corp.), a California corporation (the "Purchaser").
----------

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Seller, the Parent and the Purchaser have entered into the Agreement;

     WHEREAS, on February 3, 1997, the Seller delivered to the Parent and the Purchaser the Disclosure Schedule; and

     WHEREAS, the Seller, the Parent and the Purchaser desire to amend the Agreement and the Disclosure Schedule in certain respects;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Seller, the Parent and the Purchaser hereby agree as follows:

     SECTION 1.  Amendments to the Agreement.  The Agreement is, effective as of
                 ---------------------------
the date hereof, hereby amended as follows:

          (a) Section 2.03(a) shall be amended by deleting the first sentence thereof in its entirety and replacing it with the following:

               "The aggregate purchase price for the Assets shall be $31,000,000 (the "Purchase Price").
                     --------------

          (b) The text of Section 7.01 of the Agreement shall be redesignated as
     Section 7.01(a) and new Sections 7.01(b) and (c) shall be added to the Agreement to read in their entirety as follows:

                    "(b)  In addition to the Purchaser's obligations under
               Section 7.01(a), where the Goods and Services Tax ("GST") imposed
                                                                   ---
               under the Excise Tax Act (Canada) applies to the transfer of the tangible personal property, the Purchaser shall, or shall cause its Affiliate in Canada (the "Canadian Affiliate") to, be duly
                                             ------------------
               registered under the provisions of the GST. The Purchaser shall or shall cause any Affiliate acquiring any of the Assets to pay to Sandoz Agro Canada, Inc. ("Sandoz Agro
                                             -----------

               Canada") at the Closing GST calculated at the rate of 7% on the
               ------
               consideration allocated to the Assets located in Canada at the time of Closing and, notwithstanding anything to the contrary contained in Section 7.01(a), the Purchaser shall be responsible for such GST, except to the extent the Purchaser is not entitled to receive a full credit for such GST, in which case the provisions of Section 7.01(a) shall apply. The Seller certifies that Sandoz Agro Canada is a registrant under the provisions of the Excise Tax Act (Canada) (Business Number 1040712435).

                    (c) Sandoz Agro Canada is a registered vendor for purposes of retail sales tax ("RST") under the Retail Sales Tax Act
                                     ---
               (Ontario). The Purchaser represents and warrants that it is purchasing the tangible personal property located in the Province of Ontario, Canada that is inventory for purposes of resale. In addition to the Seller's obligations under Section 7.01(a), the Seller shall deliver to the Purchaser the duplicate copy of the certificate issued pursuant to Section 6 of the Retail Sales Tax Act (Ontario) confirming that all RST collectible or payable by Sandoz Agro Canada has been paid or a satisfactory arrangement has been entered into for the payment of such RST. In addition to the Purchaser's obligations under Section 7.01(a), the Purchaser shall issue to Sandoz Agro Canada, in a form satisfactory to Sandoz Agro Canada's counsel, an Ontario Purchase Exemption Certificate thus alleviating Sandoz Agro Canada of the responsibility of having to collect and remit to the Minister of Finance RST on such inventory. Any other Assets that are tangible personal property shall be subject to RST at the rate of 8% calculated on the consideration allocated to such Assets, and such amount of RST shall be remitted by the Purchaser to Sandoz Agro Canada at the Closing.";

          (c) Exhibit 1.01(b) to the Agreement shall be deleted in its entirety and replaced with the new Exhibit 1.01(b) attached to this Amendment as
     Exhibit 1;

          (d) Exhibit 2.03(b) to the Agreement shall be deleted in its entirety and replaced with the new Exhibit 2.03(b) attached to this Amendment as
     Exhibit 2; and

          (e) The form of the Methoprene Supply Agreement attached to the Agreement as Exhibit 5.10(b) shall be amended by deleting in its entirety the first sentence of Section 7 thereof and replacing it with the following:

               "The Supplier warrants that Methoprene shall, at the time of delivery to the Buyer, meet (i) all applicable EPA, FDA and other governmental requirements for the United States and Canada and (ii) the specifications agreed upon by the Supplier and the Buyer, and that such specifications are suitable for the manufacture of the Supplier's Products in existence on the Closing Date."

          SECTION 2.  Amendment to the Disclosure Schedule.  Section
                      ------------------------------------
2.01(a)(II)(ii) of the Disclosure Schedule is, effective as of the date hereof, hereby amended by adding the following trademarks to the U.S. trademarks listed therein:

TRADEMARK        STATUS      APPLICATION OR         APPLICATION OR
                             REGISTRATION DATE     REGISTRATION NUMBER

Zoecon           Reg         May 23, 1978                  1,091,662
Zoecon           Reg         Nov 14, 1972                    947,075
                             (renewed Feb 16, 1993)

          SECTION 3.  Effect of Amendment.  Except as and to the extent
                      -------------------
expressly modified by this Amendment, the Agreement and the Disclosure Schedule shall remain in full force and effect in all respects.

          SECTION 4.  Governing Law.  This Amendment shall be governed by the
                      -------------
laws of the State of New York.

          SECTION 5.  Counterparts.  This Amendment may be executed in one or
                      ------------
more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the Seller, the Parent and the Purchaser have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                    NOVARTIS INC.


                                    By /s/ Wayne P. Merkelson
                                       ----------------------
                                     Name: Wayne P. Merkelson
                                     Title: Authorized Representative



                                    CENTRAL GARDEN & PET COMPANY


                                    By /s/ Robert B. Jones
                                       -------------------
                                     Name: Robert B. Jones
                                     Title: V.P. Finance



                                    CENTIC ACQUISITION CORP.


                                    By /s/ Robert B. Jones
                                       -------------------
                                     Name: Robert B. Jones
                                     Title: V.P. Finance